Exhibit 10.36

CONSTRUCTION LOAN AND SECURITY AGREEMENT

This Construction Loan and Security Agreement is made as of February 6th, 2009, by and between Tradeport Development III, LLC, a Connecticut limited liability company, with a usual place of business at 204 West Newberry Road, Bloomfield, Connecticut (the “Borrower”), Griffin Land & Nurseries, Inc., a Delaware corporation with a usual place of business at 204 West Newberry Road, Bloomfield, Connecticut (the “Guarantor”) and Berkshire Bank, a Massachusetts banking corporation, with a usual place of business at 31 Court Street, Westfield, Massachusetts.

1.00 DEFINITIONS AND RULES OF INTERPRETATION.

1.01 DEFINITIONS

The following terms shall have the meanings set forth in this Section 1.01 or elsewhere in the provisions of this Agreement or other Loan Documents referred to below:

“Advance” shall mean, any disbursement of the proceeds of the Construction Loan made or to be made by the Lender pursuant to this Agreement.

“Agreement” shall mean, this Agreement, including the Schedules and Exhibits hereto, all of which are incorporated herein by reference.

“Appraisal” shall mean, an appraisal of the value of the Project, determined on an orderly as stabilized basis, performed by a qualified independent appraiser approved by the Lender.

“Architect’s Contract” shall mean, the contract, dated January 19, 2009 between the Borrower and Cutler Associates, Inc. (the “Borrower’s Architect”), to provide for the design of the Improvements and the supervision of the construction thereof.

“Assignment of Leases” shall mean, the Assignment of Leases and Rents, dated or to be dated on or prior to the Closing Date, made by the Borrower in favor of the Lender, pursuant to which the Borrower assigns its right, title and interest as landlord in and to the Leases and the rents, issues and profits of the Project, such Assignment of Leases and Rents to be in form and substance satisfactory to the Lender.

“Assignment of Project Documents” shall mean, the Assignment of Project Documents, dated or to be dated on or prior to the Closing Date, made by the Borrower in favor of the Lender, pursuant to which the Borrower assigns and grants a security interest in the Borrower’s right, title and interest in and to the Architect’s Contract, the Construction Contract, the Plans and Specifications and the Project Approvals, such Assignment of Project Documents to be in form and substance satisfactory to the Lender.

“Borrower” shall have the meaning as defined in the preamble hereto.

“Borrower’s Requisition”.  See Section 3.01.

“Building Consultant” shall mean Cutler Associates, Inc., having an address of 43 Harvard Street, Worcester, MA 01615.

“Building Contractor shall mean Cutler Associates, Inc., having an address of 43 Harvard Street, Worcester, MA 01615.

“Business Day” shall mean, any day on which the Lender is open for the transaction of banking business in Springfield, Massachusetts.

“CERCLA”.    See Section 9.15(a).

“Closing Date” shall mean, the first date on which the conditions set forth in Section 12.00 have been satisfied and any Advances are to be made.

“Code” shall mean, the Internal Revenue Code of 1986.

“Collateral” shall mean, all of (a) the property, rights and interests of the Borrower that are or are intended to be subject to the security interests, assignments, and mortgage liens created by the Security Documents, including, without limitation, that which is defined in Section 14.00 hereof.

“Commitment” shall mean, the Commitment Letter for the Construction Loan issued by the Lender to the Borrower, dated January 22, 2009.

“Completion Date”  shall mean, twelve (12) months from the Closing Date.

“Construction Contract” shall mean, the contract, dated January 8, 2009 between the Borrower and the Contractor, providing for the construction of the Improvements on the Land, as amended from time to time, with prior approval of the Lender.

“Construction Inspector”  shall mean,  Swinerton Management and Consulting or, at the Lender’s option, either an officer or employee of the Lender or consulting architects, engineers or inspectors appointed by the Lender from time to time.

“Construction Loan”  shall mean, the construction loan which is the subject of this Agreement.

“Construction Loan Amount” shall mean the lesser of (i)  seventy percent (70%) of total Project Costs approved by the Lender and the Construction Inspector to construct the Improvements; or (ii)  seventy percent (70%) of the appraised value of the land on an as-built basis, such sums are not to exceed Twelve Million and 00/100 Dollars ($12,000,000.00).

“Construction Loan Checking Account”.  See Section 3.03.

“Construction Note”  shall mean, the Promissory Note in the principal face amount of the Construction Loan Amount dated or to be dated on or prior to the Closing Date, made by the Borrower to the order of the Lender, such Promissory Note to be in form and substance satisfactory to the Lender.

“Construction Schedule”  shall mean, the schedule, broken down by trade, job and subcontractor, of the estimated dates of commencement and completion of construction of the Improvements, prepared by the Contractor, approved by the Lender and attached hereto as Exhibit “A”.

“Contingency Reserve” shall mean, the amount(s) allocated as contingency reserve(s) in the Project Budget, to be advanced only in accordance with the provisions of Section 2.06 hereof.

“Contractor” shall collectively mean the Site Work Contractor and the Building Contractor.

“Contractor’s Subordination Agreement”.  See Section 11.05.

“Debt” means, as applied to any Person, as of any date of determination (without duplication):

(a)                                 all obligations of such Person for borrowed money (whether or not represented by bonds, debentures, notes, drafts or other similar instruments) or evidenced by bonds, debentures, notes, drafts or similar instruments;

(b)                                all obligations of such Person for all, or any part of, the deferred purchase price of property or services, or for the cost of property constructed or of improvements thereon, other than trade accounts payable incurred, in respect of property purchased, in the ordinary course of business, which are not overdue or which are being contested in good faith by appropriate proceedings and are not required to be classified on such Person’s balance sheet, in accordance with GAAP, as debt;

(c)                                 all obligations secured by any Lien on or payable out of the proceeds of production from property owned or held by such Person even though such Person has not assumed or become liable for the payment of such obligation;

(d)                                all capital lease obligations of such Person;

(e)                                 all obligations of such Person, contingent or otherwise, in respect of any letter of credit facilities, bankers’ acceptance facilities or other similar credit facilities other than any such obligation which relate to an underlying obligation which otherwise constitutes Debt of such Person hereunder or a current account payable of such Person incurred in the ordinary course of business;

(f)                                   all obligations of such Person upon which interest payments are customarily made; and

(g)                                all Guaranties by such Person of or with respect to obligations of the character referred to in the foregoing clauses (a) through (f) of another Person;

provided, however, that in determining the Debt of any Person, (i) all liabilities for which such Person is jointly and severally liable with one or more other Persons (including, without limitation, all liabilities of any partnership or joint venture of which such Person is a general partner or co-venturer) shall be included at the full amount thereof without regard to any right such Person may have against any such other Persons for contribution or indemnity, and (ii) no effect shall be given to deposits, trust arrangements or similar arrangements which, in accordance with GAAP, extinguish Debt for which such Person remains legally liable.

“Debt Service Coverage Calculation Period” means twelve (12) calendar months commencing on December 1st and ending on November 30th, and it shall be conducted annually thereafter.”

“Debt Service Coverage Ratio” means on each calculation date for the applicable Debt Service Coverage Ratio Calculation Period, by calculating the ratio of (x) the Net Operating Income from the Mortgaged Premises for the immediately preceding Debt Service Coverage Ratio Calculation Period, to (y) the sum of the monthly payments of principal and interest which were due and payable under the Note for the immediately preceding Debt Service Coverage Ratio Calculation Period.

“Default” shall mean, a condition or event which would, with the giving of notice or lapse of time or both, constitute an Event of Default.

“Default Rate”  shall mean, the default rate of interest set forth in the Construction Note.

“Direct Costs” shall mean, the costs of the , the Personal Property and all labor, materials, fixtures, machinery and equipment required to construction, equipment and complete the Improvements in accordance with the Plans and Specifications.

“Disbursement Schedule”  shall mean, the schedule of the amounts of Advances anticipated to be requisitioned by the Borrower each month during the term of the construction of the Improvements (including an itemization of Direct Costs and Indirect Costs to be included in each such requisition), approved by the Lender and attached hereto as Exhibit “B”.

“Distribution”  shall mean, the declaration or payment of any distribution of cash or cash flow to the members of the Borrower, or other distribution on or in respect to any membership interests of the Borrower.

“Drawdown Date”  shall mean, the date on which any Advance is made or is to be made.

“Draw Request”  shall mean that with respect to each Advance, the Borrower’s Requisition for such Advance, and documents required by this Agreement to be furnished to the Lender as a condition to such Advance.

“Employee Benefit Plan”  shall mean, any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multi- employer Plan.

Environmental Laws.  See Section 9.15.(a).

“ERISA” shall mean, the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

“ERISA Affiliate” shall mean, any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

“Event of Default”.    See Section 15.01

“Financing Statements” shall mean, Uniform Commercial Code Form 1 Financing Statement(s) from the Borrower in favor of the Lender giving notice of a security interest in the Collateral, such financing statements to be in form and substance satisfactory to the Lender.

“Fund the Expansion” means a commitment by Lender to finance the expansion of the Project at the Mortgaged Premises following the issuance of a final Certificate of Occupancy.

“Funding Date of Construction Loan” shall mean, the date when the proceeds of the Construction Loan are actually advanced in accordance with this Agreement.

“Funding Request Documents” .  See Section 3.01.

“Generally Accepted Accounting Principles” shall mean, principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

“Governmental Authority” shall mean, the United States of America, the State of Connecticut, any political subdivision thereof, the City/Town of Windsor, and any agency, authority, department, commission, board, bureau, or instrumentality of any of them.

“Gross Revenues” means for each Loan Month, all rents, revenues and other payments received by, or for the benefit of Borrower in cash or current funds or other consideration from any source whatsoever in connection with its ownership, operation and management of the Mortgaged Premises, including all payments received by Borrower from all tenants or other occupants of the Mortgaged Premises; provided, however, secured deposits paid to Borrower by tenants under leases at the Mortgaged Premises and insurance proceeds following a casualty or damage by fire or other cause at the Mortgaged Premises, shall not be included in Gross Revenues.

“Guarantor” shall mean, Griffin Land & Nurseries, Inc.

“Guaranty” shall mean, the Unconditional Guaranty of Payment and Performance, dated or to be dated on or prior to the Closing Date, made by the Guarantor in favor of the Lender, pursuant to which the Guarantor guarantees to the Lender the payment and performance of the Obligations (such Guaranty to be in form and substance satisfactory to the Lender) limited to the period of time from the Closing to the receipt of the Certificate of Occupancy and performance of the completion of the Project.

“Hazardous Materials”.    See, Section 9.15(b).

“Head Office” shall mean 31 Court Street, Westfield, Massachusetts.

“Impositions”  means with respect to Borrower relating to the Mortgaged Premises, all taxes of every kind and nature, sewer rents, charges for water, for setting or repairing meters and for all other utilities serving the Mortgaged Premises, and assessments, levies, inspection and license fees and all other charges imposed or assessed against the Mortgaged Premises or any portion thereof, including the income derived from the Mortgaged Premises and any stamp or other taxes which might be required to be paid with respect to the Loan Documents, any of which might, if unpaid, result in a lien on the Mortgaged Premises or any portion thereof, regardless of whom assessed.

“Improvements” shall mean, a Class “A” build-to-suit industrial warehouse containing 304,200 square feet for the Primary Tenant to be constructed on the Land in accordance with the Plans and Specifications.

“Incipient Default” means any event or condition which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Indebtedness” shall mean, all obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the Borrower’s balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the Borrower, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling Borrower to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

“Indemnity Agreement”  shall mean, the Indemnity Agreement Regarding Hazardous Materials, dated or to be dated on or prior to the Closing Date, made by the Borrower and the Guarantor in favor of the Lender, pursuant to which the Borrower and the Guarantor agree to indemnify the Lender with respect to Hazardous Materials and Environmental Laws, such Indemnity Agreement to be in form and substance satisfactory to the Lender.

“Indirect Costs”  shall mean, Title insurance premiums, survey charges, engineering fees, architectural fees, real estate taxes, appraisal costs, loan fees and interest payable to the Lender under the Construction Loan, premiums for insurance, marketing, advertising and leasing costs, brokerage commissions, legal fees, accounting fees, overhead and administrative costs, and all other expenses which are expenditures relating to the Project and are not Direct Costs.

“Interest Charges” for any period shall mean all interest (including the imputed interest factor in respect of Capitalized Leases) and all amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made. Computations of Interest Charges on a proforma basis for indebtedness having a variable interest rate shall be calculated at the rate in effect on the day of any determination.

“Interest Expense” means for any period, the sum of the following amounts for the Borrower: (a) the aggregate amount of all interest accrued (whether or not actually paid) during such period in respect of Debt (including, without limitation, imputed interest on Capital Leases), plus (b) amortization of debt discount and expense.

“Investments” shall mean, all expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time:  (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any

Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

“Land” shall mean, the real property located at 100 International Drive, Windsor, Connecticut, and described in Exhibit “C” to this Agreement.

“Lease(s)” shall mean, leases, licenses and agreements, whether written or oral, relating to the use or occupation of space in the Improvements or on the Land by Persons other than the Borrower, and as of the date hereof, it shall mean that certain Lease between the Borrower and the Primary Tenant dated January 9, 2009 concerning the Mortgaged Premises.

“Lender”  shall mean, Berkshire Bank, its successors and assigns.

“LIBOR” (London Interbank Offered Rate) means the rate for deposits in U.S. Dollars for a period of the Designated Maturity, which appears on Telerate Page 3750 as of 11:00 AM. London time, on the day that is two London banking days prior to the Reset Date.  If such rate does not appear on Telerate Page 3750, the rate for that adjustment date will be the arithmetic mean of the rates quoted by major banks in London, selected by the Lender for the Designated Maturity, as of 11:00 A.M., London time, on the day that is two London banking days prior to the Reset Date.

“LIBOR Interest Rate” means, for the purpose of this Agreement, the 30-day LIBOR Rate as announced in the Telerate from time-to-time, plus two hundred seventy-five (275) basis points; provided, however, for the purposes of this Agreement the 30-day LIBOR Rate, plus two hundred seventy-five (275) basis points, shall have a floor of (and shall never be lower then) 4% during the Interest Only Period (as defined in the Note).

“LIBOR Loan” means any Loan when and to the extent that the interest rate therefore is determined by reference to the LIBOR Interest Rate.

“Loan Documents” shall mean, this Agreement, the Construction Note, the Indemnity Agreement and the Security Documents, and all other agreements, documents and instruments now or hereafter evidencing, securing or otherwise relating to the Construction Loan.

“London Banking Day” shall mean any Banking Day on which commercial banks are open for international business (including dealing in U.S. dollar ($) deposits) in London, England and Boston, Massachusetts.

“Maturity Date” shall mean, the earlier of (i) the date of the termination of the Lender’s obligation to make Advances pursuant to Section 15.02 hereof of (ii) ten (10)  years from the Closing Date, whichever occurs first.

“Mortgage”  shall mean, the Open-End Construction Mortgage, dated or to be dated on or prior to the Closing Date, made by the Borrower in favor of the Lender, pursuant to which the Borrower grants a first mortgage lien and first security interest in and to the Project, such Mortgage to be in form and substance satisfactory to the Lender.

“Mortgaged Premises” shall mean the Land, Improvements and other property secured by the Mortgage.

“Net Cash Flow” for each Loan Month shall mean, Net Operating Income, reduced by all monthly payments of principal and interest under the Construction Note.

“Net Operating Income”  for each Loan Month shall be calculated by Lender based upon Lender’s review of Borrower’s financial statements provided to Lender, together with such other financial information as Lender may request, and shall mean the Gross Revenues for the Loan Month less all Operating Expenses for the Loan Month.  For the purposes of testing Debt Service Coverage Ratio for the initial test, annual Net Operating Income shall mean all in-place Gross Revenues evidenced by a current rent roll (annualized) less budgeted Operating

Expenses (budget subject to review and approval by Lender) for the upcoming twelve (12) month period, adjusted for interest and non-cash expenses.

“Obligations”  shall mean, all indebtedness, obligations and liabilities of the Borrower to the Lender existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, including, without limitation, those arising or incurred under this Agreement or any of the other Loan Documents, including without limitation any SWAP Agreement(s) or in respect of any of the Advances or the Construction Note or other instruments at any time evidencing any thereof.

“Outstanding” shall mean, that with respect to the Advances or the Construction Loan, the aggregate unpaid principal thereof, together with any unpaid and accrued interest thereon as of any date of determination.

“Permitted Liens”  shall mean, liens, security interests and other encumbrances, permitted by Section 11.05, as well as those encumbering the land and Improvements mortgaged to the Lender as described in Exhibit “D”.

“Person” shall mean, any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

“Personal Property”  shall mean, all materials, furnishings, fixtures, furniture, machinery, equipment and all items of tangible personal property now or hereafter owned or acquired by the Borrower, wherever located, and either (i) to be located on or incorporated into the Land or the Improvements, (ii) used in connection with the construction of the Improvements or (iii) to be used in connection with the operation or maintenance of the Land or the Improvements or both.

“Plans and Specifications”  shall mean, the plans and specifications for the Improvements prepared by the Borrower’s Architect and more particularly identified on Exhibit “E” attached hereto.

“Primary Tenant” means The Tire Rack, Inc.

“Project”  shall mean, the Land, Improvements and Personal Property.

“Project Approvals”  shall mean, all approvals, consents, waivers, orders, agreements, acknowledgments, authorizations, permits and licenses required under applicable Requirements or under the terms of any restriction, covenant or easement affecting the Project, or otherwise necessary or desirable, for the ownership and acquisition of the Land and the Improvements, the construction and equipping of the Improvements, and the use, occupancy and operation of the Project following completion of construction of the Improvements, whether obtained from a Governmental Authority or any other Person.

“Project Budget”  shall mean, the budget for total estimated Project Costs, submitted by the Borrower, approved by the Lender and the Construction Inspector, and attached hereto as Exhibit “F” (as amended from time to time with the prior approval of the Lender), which includes: (a) a line item cost breakdown for Direct Costs by trades, jobs and subcontractors; (b) a line item cost break down for Indirect Costs; (c) a construction schedule setting forth the anticipated dates of completion of incremental portions of the various subcategories of work in the construction and equipping of the Project; and (d) a schedule of the sources of funds to pay Project Costs, indicating by item the portion of Project Costs to be funded through the Construction Loan and Required Equity Funds.

“Project Costs”  shall mean, the sum of all Direct Costs and Indirect Costs that have been or will be incurred by the Borrower in connection with the acquisition of the Land, the construction, equipping and completion of the Improvements, the marketing and leasing of leasable space in the Improvements, and the operation and carrying of the Project through the Maturity Date.

“Real Estate”  shall mean, all real property at any time owned, leased (as lessee or sublessee) or operated by the Borrower.

“Record”  shall mean, the grid attached to the Construction Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to the Construction Loan.

“Release”.  See Section 9.16(c) (iii).

“Requirements” shall mean, any law, ordinance, code, order, rule or regulation of any Governmental Authority relating in any way to the acquisition and ownership of the Project, the construction of the Improvements, or the use, occupancy and operation of the Project following the completion of construction of the Improvements, including those relating to subdivision control, zoning, building, use and occupancy, fire prevention, health, safety, sanitation, handicapped access, historic preservation and protection, tidelands, wetlands, flood control, access and earth removal, and all Environmental Laws.

“Required Equity Funds” shall mean, with respect to the Construction Loan, Eight Million Nine Hundred Fifteen Thousand Eight Hundred Ninety One ($8,915,891.00) which amount shall be infused by Borrower prior to any Advance hereunder.

“Retainage”.  See Section 2.03.

“Security Documents” shall mean, the Mortgage,  the Assignment of Project Documents, the Assignment of Leases, the Financing Statements and the Guaranty, and any other agreement, document or instrument now or hereafter securing the Obligations.

“Site Work Contractor” shall mean the Simscroft Echo Farms Incorporated.

“Survey”  shall mean, an instrument survey of the Land and the Improvements prepared in accordance with the Lender’s survey requirements, such survey to be satisfactory to the Lender in form and substance.

“Surveyor Certificate”  shall mean, with respect to any Survey, a certificate executed by the surveyor who prepares such Survey dated as of a recent date and containing such information relating to the Project as the Lender or the Title Insurance Company may require, such certificate to be satisfactory to the Lender in form and substance.

“Swap Agreement” means the ISDA Master Agreement (1992 multicurrency — cross border) dated as of February 6, 2009 between Lender and Borrower, together with the Schedule thereto and the Confirmation thereunder, each dated as of February 6, 2009.

“Telerate” means, when used in connection with any designated page and any floating rate option, the display page so designated on Bridge’s Telerate Service (or such other page as may replace that page on that service), or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to that floating rate option.

“Taking” shall mean, any condemnation for public use of, or damage by reason of, the action of any Governmental Authority, or any transfer by private sale in lieu thereof, either temporarily or permanently.

“Tangible Net Worth” means as of any date of determination, the net value of the Borrower’s Stockholder’s Equity, as defined according to GAAP less the book value as of such date of Intangible Assets.

“Termination Date”  shall mean, (i) the Maturity Date, or (ii)  the date of the termination of the Lender’s obligations to make Advances pursuant to Section 15.02 hereof, whichever date occurs first.

“Title Insurance Company” shall mean, First American Title Insurance Company.

“Title Policy” shall mean, an ALTA standard form title insurance policy issued by the Title Insurance Company (with such reinsurance or co-insurance as the Lender may require, any such reinsurance to be with direct access endorsements) in an amount not less than Twelve Million and 00/100 Dollars ($12,000,000.00) insuring the priority of the Mortgage and that the Borrower holds marketable fee simple title to the Project, subject only to such exceptions as the Lender may approve and which shall not contain exceptions for mechanics liens, persons in occupancy or matters which would be shown by a survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Lender in its sole discretion, and shall contain a pending disbursements clause or endorsement and such other endorsements and affirmative insurance as the Lender in its sole discretion may require.

1.02        RULES OF INTERPRETATION.

(a) A reference to any agreement, budget, document or schedule shall include such agreement, budget, document or schedule as revised, amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

(b) The singular includes the plural and the plural includes the singular.

(c) A reference to any law includes any amendment or modification to such law.

(d) A reference to any Person includes its permitted successors and permitted assigns.

(e) Accounting terms not otherwise defined herein have the meaning assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

(f) The words “include”, “includes” and “including” are not limiting.

(g) The words “approval” and “approved”, as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

(h) Reference to a particular Section refers to that section of this Agreement unless otherwise indicated.

(i) The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

2.00        AGREEMENT TO MAKE ADVANCES; LIMITATIONS.

2.01        AGREEMENT TO MAKE ADVANCES.

Subject to the terms and conditions of this Agreement and following the infusion of the Required Equity Funds from the Borrower into the Project, the Lender agrees to lend to the Borrower and the Borrower shall borrow from time to time between the Closing Date and the Termination Date upon submission by the Borrower of a Draw Request in accordance with Section 3.01, such amounts as are requested by the Borrower up to a maximum aggregate principal amount equal to the Construction Loan Amount to pay for Project Costs actually incurred by the Borrower and reflected in the Project Budget as being funded by the Construction Loan. Each Draw Request for an Advance hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 12.00, in the case of the initial Advance, and Section 13.00, in the case of all other Advances, have been satisfied on the date of such Draw Request.

2.02        PROJECT BUDGET.

The Project Budget reflects, by category and line items, the purposes and the amounts for which funds to be Advanced by the Lender under this Agreement are to be used. The Lender shall not be required to disburse for any category or line item more than the amount specified therefore in the Project Budget, unless reflected on a revised Project budget previously approved by Lender.

2.03  AMOUNT OF ADVANCES.

In no event shall the Lender be obligated to Advance more than the Construction Loan Amount, or, if less, total Project Costs actually incurred by the Borrower, less, in either case, the Required Equity Funds. In no event shall any Advance for Direct Costs of constructing the Improvements exceed an amount equal to (a) the total value of the labor, materials, fixtures, machinery and equipment completed, approved and incorporated into the Land or the Improvements prior to the date of the Draw Request for such Advance, less (b) retainage in an amount equal to five percent (5%) of such total value (“Retainage”), less (c) the total amount of any Advances previously made by the Lender for such Direct Costs. Retainage shall not be required to be Advanced by the Lender to the Borrower.    With respect to any other Direct Costs and all Indirect Costs, in no event shall any Advance exceed an amount equal to the amount of such Direct Costs and Indirect Costs approved by the Lender, incurred by the Borrower prior to the date of the Draw Request for such Advances, and theretofore paid or to be paid with the proceeds of such Advance, less the total amount of any Advances previously made by the Lender for such Direct Costs and Indirect Costs.

2.04 QUALITY OF WORK.

No Advance shall be due unless all work done at the date the Draw Request for such Advance is submitted is done in a good and workmanlike manner and without defects, as confirmed by the report of the Construction Inspector.

2.05 COST OVERRUNS AND SAVINGS.

If the Borrower becomes aware of any change in Project Costs which will increase or decrease a category or line item of Project Costs reflected on the Project Budget (as the Project Budget is revised from time to time and approved by the Lender), the Borrower shall immediately notify the Lender in writing and promptly submit to the Lender for its approval a revised Project Budget. If the revised Project Budget indicates an increase in a category or line item of Project Costs, no further Advances need be made by the Lender unless and until (a) the revised Project Budget so submitted by the Borrower is approved by the Lender, and (b) the Borrower has deposited with the Lender any additional Required Equity Funds required in accordance with this Agreement (if any). If the revised Project Budget indicates a decrease in a category or line item of Project Costs, no reductions in Project Costs will be made or savings reallocated by the Borrower unless and until (a) the revised Project Budget so submitted by the Borrower is approved by the Lender, and (b) in the case of decreases in a category or line item of Direct Costs, the Borrower has furnished the Lender and the Construction Inspector with evidence satisfactory to them that the labor performed and materials supplied in connection with such category or line item of Direct Costs have been satisfactorily completed in accordance with the Plans and Specifications and paid for in full.

2.06 CONTINGENCY RESERVE

The amount allocated as Contingency Reserve in the Project Budget is not intended to be disbursed and will only be disbursed upon the prior approval of the Lender, which approval will not be unreasonably withheld. The disbursement of a portion of Contingency Reserve shall in no way prejudice the Lender from withholding disbursement of any further portion of Contingency Reserve.

2.07 OVER ADVANCES

The making of loans, Advances or credits by the Lender in excess of the Construction Loan Amount is for the benefit of the Borrower hereunder and shall be at the Lender’s sole discretion. Such loans, Advances, and credits shall constitute Advances and shall be repayable with interest as provided in the Construction Note. The making of any such loans, Advances or credits in excess of the Construction Loan Amount on any one occasion shall not obligate the Lender to make any such loans, Advances or credits on any other occasion nor permit such loans, Advances or credits to remain outstanding.

2.08  MANDATORY BORROWING

Subject to Section 10.14, notwithstanding anything to the contrary contained herein, and provided that the Lender has not commenced exercise of its cumulative rights and remedies following an Event of Default, the Borrower must borrow the Twelve Million and 00/100 Dollars ($12,000,000.00) on or before the last day of the Interest Only Period (defined in the Construction Note).  In the event that the Borrower completes construction for less than the Project Budget, it is still required to draw down the unused portion of the Loan which shall be held in an interest bearing cash collateral account with the Lender (the “Reserve Account”).  The Borrower, provided no Event of Default has occurred, may use the Reserve Account following the first anniversary of the date hereof, to pay its monthly principal obligations to the Lender under the Construction Note.

2.09  FUNDS DEPOSITED WITH LENDER

All funds of Borrower which are deposited with Lender pursuant to this Agreement or any other Loan Documents shall be held in an interest bearing account and all funds which are deposited in the Reserve Account may be co-mingled with Lender’s general funds.  Notwithstanding any information or requirement to the contrary set forth earlier in this Agreement, any interest which accrues on said funds shall, at Lender’s sole option, be paid to Borrower or be held as part of the applicable funds being held by Lender for the same purpose for which the principal sum of said funds are being held by the Lender.  To secure all of Borrower’s Obligations to Lender under the Loan Documents, Borrower hereby grants to Lender a security interest in all funds now or hereafter deposited with the Lender in the Reserve Account or otherwise in Lender’s possession, custody or control pursuant to the provisions of this Agreement.  So long as any Event of Default exists, Lender shall have such rights with respect to such funds and any interest accrued thereon as are provided by applicable law and may apply such funds toward the satisfaction of Borrower’s Obligations hereunder or under any other Loan Documents in Lender’s sole discretion.  Without limiting any of the foregoing provisions, at the exclusive request of Lender, Borrower shall execute and deliver from time-to-time such documents as may be necessary or appropriate, in Lender’s sole discretion to assure Lender that it has a first priority perfected security interest in and lien on, all funds deposited in the Reserve Account or otherwise with the Lender.

3.00  MAKING THE ADVANCES

3.01 DRAW REQUEST

At such time as the Borrower shall desire to obtain an Advance, the Borrower shall complete, execute and deliver to the Lender the Borrower’s Requisition and the Funding Request Documents in the form of Exhibit “G”  attached hereto (hereinafter referred to as “Borrower’s Requisition”). Each Borrower’s Requisition shall be accompanied by:

(a) If the Borrower’s Requisition includes payments for Direct Costs, it shall be accompanied by a completed and itemized Direct Cost Statement in the form of Schedule I of Exhibit “G” attached hereto, executed by the Borrower,  together with invoices for all items of Direct Cost covered thereby; .

(b) If the Borrower’s Requisition includes amounts to be paid to the Contractor under the Construction Contract, it shall be accompanied by: (i) a completed and fully itemized Application and Certificate for Payment (AIA Document G702 or similar form approved by the Lender) containing the certification of the Contractor and the Borrower’s Architect as to the accuracy of same, and showing all subcontractors and materialmen by name and trade or job, the total amount of each subcontract or purchase order, the amount theretofore paid to each subcontractor or materialman as of the date of such application, and the amount to be paid from the proceeds of the Advance to each subcontractor and materialman; (ii) a certificate of the Contractor in the form of Exhibit “H” attached hereto; (iii) a certificate of the Borrower’s Architect in the form of Exhibit “I”  attached hereto; and (iv) copies of requisitions and invoices from subcontractors and materialmen supporting all items of cost covered by such application;

(c) If the Borrower’s Requisition includes payments for Indirect Costs, it shall be accompanied by a completed and itemized Indirect Cost Statement in the form of Schedule II of Exhibit “G” attached hereto, executed by the Borrower, together with invoices for all items of Indirect Costs covered thereby;

(d) written lien waivers from the Contractor and such laborers, subcontractors and materialmen for work done and materials supplied by them which were paid for pursuant to the next preceding Draw Request;

(e) a written request of the Borrower for any necessary changes in the Plans and Specifications, the Project Budget, the Disbursement Schedule or the Construction Schedule;

(f) copies of all change orders and construction change directives, accompanied by a change order summary prepared by and executed by the Borrower, copies of all subcontracts, and, to the extent requested by the Lender, of all inspection or test reports and other documents relating to the construction of the Improvements, not previously delivered to the Lender;

(g) copy of the Construction Inspection Report; and

(h) such other information, documentation and certification as the Lender shall reasonably request.

3.02 NOTICE AND FREQUENCY OF ADVANCES

Each Draw Request shall be submitted to the Lender at least fourteen (14) Business Days prior to the date of the requested Advance, and no more frequently than once each month.

3.03 DEPOSIT OF FUNDS ADVANCED

The Borrower shall open and maintain a non-interest bearing Construction Loan checking account with the Lender (the “Construction Loan Checking Account”). Except as otherwise provided for in Sections 3.04 and 3.05 hereof, the Lender shall deposit the proceeds of each Advance into the Construction Loan Checking Account.

3.04 ADVANCES TO CONTRACTOR

In its sole discretion, following an Event of Default, the Lender may make any or all Advances through the Title Insurance Company and any portion of the Construction Loan so disbursed by the Lender shall be deemed disbursed as of the date on which the Lender makes such disbursement.  At its option, in its sole discretion, the Lender may make any or all Advances for Direct Costs incurred under the Construction Contract directly to Contractor for deposit in an appropriately designated special bank account, and the execution of this Agreement by the Borrower shall, and hereby does, constitute an irrevocable authorization so to advance the proceeds of the Construction Loan. No further authorization from the Borrower shall be necessary to warrant such direct advances to the Contractor and all such advances shall satisfy pro tanto the obligations of the Lender hereunder and shall be secured by the Mortgage and the other Security Documents as fully as if made directly to the Borrower.

3.05 ADVANCES TO TITLE INSURANCE COMPANY OR TO OTHERS

In its sole discretion, following an Event of Default, the Lender may make any or all Advances through the Title Insurance Company and any portion of the Construction Loan so disbursed by the Lender shall be deemed disbursed as of the date on which the Lender makes such disbursement.  At its option, the Lender may make Advances of portions of the proceeds of the Construction Loan to any Person to whom the Lender in good faith determines payment is due and any portion of the Construction Loan so disbursed by the Lender shall be deemed disbursed as of the date on which the Lender makes such disbursement.  The execution of this Agreement by the Borrower shall, and hereby does, constitute an irrevocable authorization so to advance the proceeds of the Construction Loan. No further authorization from the Borrower shall be necessary to warrant such direct Advances and all such Advances shall satisfy pro tanto the obligations of the Lender hereunder and shall be secured by the Mortgage and the other Security Documents as fully as if made directly to the Borrower.

3.06 ADVANCES DO NOT CONSTITUTE A WAIVER

No Advance made by the Lender shall constitute a waiver of any of the conditions to the Lender’s obligation to make further Advances nor, in the event the Borrower fails to satisfy any such condition, shall any such Advance have the effect of precluding the Lender from thereafter declaring such failure to satisfy a condition to be an Event of Default.

4.00  THE CONSTRUCTION NOTE; INTEREST; MATURITY; SWAP AGREEMENT; PAYMENTS AND PREPAYMENT.

4.01  THE CONSTRUCTION NOTE

The obligation of the Borrower to pay the Construction Loan Amount or, if less, the aggregate unpaid principal amount of all Advances made by the Lender hereunder plus accrued interest thereon, shall be evidenced by the Construction Note, a copy of which is annexed hereto as Exhibit “J”.  In the event the Construction Note is lost, destroyed or mutilated at any time prior to payment in full of the indebtedness evidenced thereby, the Borrower shall execute a new note substantially in the form of the Note. The Construction Note shall not be necessary to establish the indebtedness of the Borrower to the Lender on account of Advances made under this Agreement.

4.02  [RESERVED]

4.03        SWAP AGREEMENT

Borrower shall enter into the Swap Agreement with Lender or its affiliates with respect to all of the Construction Note (any such agreement or arrangement shall be in form and substance reasonably satisfactory to Lender) in order to hedge or minimize risk with respect to the fluctuation of interest rates.  The Swap Agreement shall be for a stipulated term equal to the term of the Note shall, at all times, be in a notional amount equal to Twelve Million and 00/100 Dollars ($12,000,000.00).  If the Swap Agreement shall expire and leave any principal of the Construction Note uncovered thereby, or if for any other reason any principal portion of the Construction Note be uncovered by the Swap Agreement, such uncovered amount shall be immediately due and payable if the Borrower is unable to negotiate a new Swap Agreement for such uncovered amount with Lender within four (4) business days following notice from Lender to Borrower.  In the event Lender no longer offers Swap Agreements, Borrower may negotiate a new Swap Agreement with a different lender for such uncovered amount.  The Swap Agreement is subject to termination pursuant to certain provisions described therein, including without limitation, any payment of principal of the Construction Note prior to the due date of such payment.

4.04 THE RECORD

The Borrower irrevocably authorizes the Lender to make or cause to be made, at or about the time of the Drawdown Date of any Advance or at the time of receipt of any payment of the principal of the Construction Note, an appropriate notation on the Lender’s Record reflecting the making of such Advance or (as the case may be) the receipt of such payment. The outstanding amount of the Construction Loan set forth on the Lender’s Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on the Lender’s Record shall not limit or otherwise affect the obligations of the Borrower here under or under the Note to make payments of principal or interest on the Construction Note when due.

4.05 INTEREST ON ADVANCES

Each Advance shall bear interest for the period commencing on the Drawdown Date of such Advance until paid in full at the rate or rates set forth in the Construction Note. The Borrower promises to pay interest on each Advance in arrears in the manner and at the time set forth in the Construction Note.

4.06  CALCULATION AND PAYMENT OF INTEREST

Interest on each LIBOR Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed for the applicable interest period.

Interest on the Loans shall be paid in immediately available funds at the Principal Office of the Lender.  Interest shall be calculated daily and payable monthly, in arrears, in accordance with the terms of the Construction Note.

4.07 PRINCIPAL PAYMENTS

Principal payments shall be made in accordance with the Construction Note.   All unpaid principal and all unpaid and accrued interest thereon shall be due and payable, in full on the Maturity Date.

4.08 MATURITY

The Borrower promises to pay the Lender on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the unpaid principal on the Construction Loan outstanding on such date together with any and all accrued and unpaid interest thereon.

4.09  FUNDING LOSS INDEMNIFICATION

The Borrower shall also pay to the Lender, upon the request of the Lender, such amount or amounts as shall be sufficient (in the reasonable opinion of the Lender) to compensate it for any loss, cost, or expense (including the then present value of any lost interest earnings as a result of any re-deployment of prepaid funds) incurred as a result of any payment of a LIBOR Loan on a date other than a scheduled principal payment day or the last day of the interest period for such Loan including, but not limited to, acceleration of the Loans by the Lender pursuant to Section 15.00

Upon request, Lender will provide Borrower with reasonable documentation of the calculation of compensation requested and relating hereto.

4.10  PREPAYMENT PREMIUM

The Borrower may prepay the Construction Note in whole or in part with accrued interest from the date of such prepayment on the amount prepaid provided that it pays any termination or adjustment or other breakage fees or costs pursuant to the Swap Agreement as well as any other costs and expenses required under this Agreement including without limitation those described in section 4.09.

5.00        [RESERVED]

6.00        LOAN FEES; PAYMENTS AND COMPUTATIONS; CAPITAL ADEQUACY, ETC.

6.01        LOAN FEE

The Borrower agrees to pay to the Lender on or before the Closing Date of the Construction Loan a loan commitment fee in the amount of $60,000.

6.02        FUNDS FOR PAYMENT

(a) All payments of principal, interest, fees and any other amounts due under the Construction Note or under any of the other Loan Document shall be made to the Lender at its Head Office or at such other location that the Lender may from time to time designate, in each case not later than 2:00 p.m. (Boston time) on the date when due in immediately available funds in lawful money of the United States.

(b) All payments by the Borrower under the Construction Note and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation to deduct or withhold is imposed upon the Borrower with respect to any amount payable by it under the Construction Note or under any of the other Loan Documents, the Borrower will pay to the Lender, on the date on which such amount is due and payable under the Construction Note or under such other Loan Document, such additional amount as shall be necessary to enable the Lender to receive the same amount which the Lender would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower under the Construction Note or under such other Loan Document.

6.03 COMPUTATIONS

Except as otherwise provided in this Agreement, the Construction Note, whenever a payment thereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Construction Loan as reflected on the Record from time to time shall be considered correct and binding on the Borrower unless within ten (10) Business Days after receipt of any notice by the Borrower of such outstanding amount, the Borrower shall notify the Lender to the contrary.

6.04 ILLEGALITY

Notwithstanding any other provision in this Agreement, if the Lender determines that any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for the Lender (or its Lending Office) to (1) maintain the Construction Loan, then upon notice to the Borrower by the Lender the Construction Loan shall terminate; or (2) maintain or fund LIBOR Loans, then upon notice to the Borrower by the Lender the outstanding principal amount of the LIBOR Loans, together with interest accrued thereon, and any other amounts payable to the Lender under this Agreement shall be repaid or converted to a prime Loan at the option of the Borrower (a) immediately upon demand of the Lender if such change or compliance with such request, in the judgment of the Lender, requires immediate repayment; or (b) at the expiration of the last Interest Period to expire before the effective date of any such change or request.

6.05 DISASTER

Notwithstanding anything to the contrary herein, if the Lender determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR is not being provided in the relevant amounts or for the relative maturities for purposes of determining the rate of interest on LIBOR Loan as provided in this Agreement then the Lender shall forthwith give notice thereof to the Borrower, whereupon (a) the obligation of the Lender to make LIBOR Loans shall be suspended until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist; and (b) the Borrower shall repay in full, or convert to a Loan with a comparable rate of interest, in full, the then outstanding principal amount of the Loan, together with accrued interest thereon.

6.06  ADDITIONAL PAYMENTS

If after the date of this Agreement the Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (ii) as a result from any change after the date of this Agreement in United States, Federal, State, Municipal or Foreign Laws or Regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof which changes the basis of taxation of any amounts payable to the Lender under this Agreement, including the Construction Loan,  (other than taxes imposed on the overall net income of the Lender for any of such loans by the jurisdiction where the principal office of the Lender is located), then the Lender shall notify the Borrower thereof.  The Borrower agrees to pay to the Lender the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by the Lender of a statement in the amount and setting forth the Lender’s calculation thereof, which statement shall be deemed true and correct absent manifest error.  In determining such amount, the Lender may use reasonable averaging and attribution methods.

7.00  COLLATERAL SECURITY AND GUARANTY

7.01 MORTGAGE LIEN

The Obligations shall be secured by, inter alia,  (i) a perfected first priority mortgage lien on the Project, (ii) a perfected first absolute assignment of rentals and leases concerning the Project, and (iii) a first perfected priority security interest in all Collateral, whether now owned or hereafter acquired, pursuant to the terms of Section 14.00 of this Agreement and the Security Documents to which the Borrower is a party.  The Obligations shall also be guaranteed pursuant to the terms of the Guaranty.  This security interest is in addition to, and not in substitution of, a security interest of even date granted from Borrower to Lender, pursuant to an Open-End Construction Mortgage and the definition of “Collateral” therein shall be incorporated herein by reference as if originally stated herein.  Any conflict between this Agreement and the Mortgage and Security Agreement shall be resolved in each instance, in the sole discretion of the Lender.

7.02        CONTROL

Borrower will cooperate with Lender, and execute agreements required by Lender, in obtaining control with respect to Collateral consisting of:

(i) deposit accounts;

(ii)  investment property;

(iii)  letter of credit rights; and

(iv)  electronic and chattel paper.

The Borrower grants Lender a limited power of attorney to enter into a Control Agreement on behalf of the Borrower to effectuate the forgoing.

Borrower will not create any chattel paper without placing a legend on the chattel paper acceptable to Lender, indicating that Lender has a security interest in the chattel paper.

7.03  CROSS DEFAULT

A default of any of the terms and conditions of any Obligation, of the Borrower and/or Guarantor to the Lender (including, without limitation any reimbursement obligations arising out of any Letters of Credit which the Lender may later issue on behalf of the Borrower and/or Guarantor) or any document or instrument evidencing such an obligation, shall constitute a default of the Construction Note, this Agreement, and all Obligations of the Borrower and Guarantor to the Lender whether evidenced by notes or otherwise.

8.00 CERTAIN RIGHTS OF LENDER

8.01 RIGHT TO RETAIN THE CONSTRUCTION INSPECTOR

The Lender shall have the right to retain, at the Borrower’s cost and expense, the Construction Inspector to perform the following services on behalf of the Lender:

(a) to review and advise the Lender whether in the opinion of the Construction Inspector, the Project Budget accurately reflects all Project Costs;

(b) to review and advise the Lender whether, in the opinion of the Construction Inspector, the Plans and Specifications are satisfactory for the intended purposes thereof;

(c) to make periodic inspections (approximately at the date of each Draw Request) for the purpose of assuring that construction of the Improvements to date is in accordance with the Plans and Specifications and to approve the Borrower’s then current Draw Request as being consistent with the Project Budget and the Borrower’s obligations under this Agreement, and to advise the Lender of the anticipated cost of and time for completion of construction of the Improvements and the adequacy of any Contingency Reserve;

(d) to review and advise the Lender on any proposed change orders or construction change directives; and

(e) to review the Construction Contract and subcontracts, for the purpose of providing the Lender with an opinion as to the cost of construction to be incurred to complete the Project, and also for the purpose of assuring that all such subcontracts are for work required by the Plans and Specifications to be performed.

The fees of the Construction Inspector shall be paid by the Borrower forthwith upon billing therefore and expenses incurred by the Lender on account thereof shall be reimbursed to the Lender forthwith upon request therefore, but neither the Lender nor the Construction Inspector shall have any liability to the Borrower on account of (i) the services performed by the Construction Inspector, (ii) any neglect or failure on the part of the Construction Inspector to properly perform its services, or (iii) any approval by the Construction Inspector of construction of the Improvements. Neither the Lender nor the Construction Inspector assumes any obligation to the Borrower or any other Person concerning the quality of construction of the Improvements or the absence therefrom of defects.

8.02  APPRAISAL

At any time during the term of the Loan, Borrower shall cooperate with Lender and use reasonable efforts to assist Lender in obtaining an appraisal of the Mortgaged Premises.  Such cooperation and assistance from Borrower shall include but not be limited to the obligation to provide Lender or Lender’s appraiser with the following: (i) reasonable access to the Mortgaged Premises, (ii) a current certified rent roll for the Mortgaged Premises in form and substance satisfactory to Lender, including current asking rents and a history of change in asking rents and historical vacancy for the past three years, (iii) current and budgeted income and expense statements for the prior three years, (iv) a site plan and survey of Mortgaged Premises and the Building, (v) the building plans and specifications, including typical elevation and floor plans, (vi) a photocopy of the transfer documents conveying the beneficial interest in the Mortgaged Premises to Borrower, together with the legal description of the Mortgaged Premises, (vii) the current and prior year real estate tax bills, (viii) a detailed list of past and scheduled capital improvements and the costs thereof, (ix) a summary of the then current ownership entity, (x) all environmental reports and other applicable information relating to the Mortgaged Premises and the Building, and (xi) copies of all recent appraisals/property description information or brochures, including descriptions of amenities and services relating to the Mortgaged Premises and the Building.  The appraiser performing any such appraisal shall be engaged by Lender, and Borrower shall be responsible for any fees payable to said appraiser in connection with an appraisal of the Mortgaged Premises; provided, however, so long as no Event of Default exists, Borrower shall not be required to pay for more than one appraisal during the initial thirty-six (36) months hereof.

8.03 CHARGES AGAINST CONSTRUCTION LOAN CHECKING ACCOUNT

The Lender shall have the right, and the Borrower hereby irrevocably authorizes the Lender, to charge any account of the Borrower with the Lender, including the Construction Loan Checking Account referred to in Section 3.03 hereof, without the further approval of the Borrower, for (i) any installment of principal or interest due under the Construction Note, (ii) after the Borrower has been given notice thereof (provided, that no such notice need be given if there has occurred a Default or Event of Default), any costs or expenses incurred by the Lender which are to be paid or reimbursed by the Borrower under the terms of this Agreement or any of the other Loan Documents (including, without limiting the generality of the foregoing, all Construction Inspector, Appraisal and reasonable attorney’s fees) or (iii) after the Borrower has been given notice thereof (provided, that no such notice need be given if there has occurred a Default or Event of Default), any other sums due to the Lender under the Construction Note, this Agreement or any of the other Loan Documents, all to the extent that the same are not paid by the respective due dates thereof. The Borrower agrees that at all times, the unadvanced portion of the Construction Loan, together with the collected balance in the Construction Loan Checking Account shall not be less than the total remaining Project Costs, exclusive of change orders which have been paid for by the Primary Tenant within fifteen (15) days of the date of the Change Order, which monies shall be deposited in the Construction Loan account and if such negative balance exists, Borrower shall immediately deposit “good funds” into the Construction Loan Checking Account to remedy the negative balance.

9.00 REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender as follows with respect to Sections 9.01 — 9.41.  The Guarantor represents and warrants to the Lender, Sections 9.01, 9.03 and 9.04:

9.01 ORGANIZATION, AUTHORITY, ETC.

(a) Organization; Good Standing. The Borrower is a limited liability company duly organized pursuant to the Articles of Organization dated October 20, 2008  and filed with the Connecticut Secretary of State on October 20, 2008, and is validly existing and in good standing under the laws of the State of Connecticut. The Borrower, (i) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (ii) is in good standing and is duly authorized to do business in the jurisdiction where the Land is located and in each other jurisdiction where such qualification is necessary.

The Guarantor is a corporation duly organized pursuant to the Articles of Organization dated March 10, 1970 and filed with the Delaware Secretary of State on March 10, 1970 and is validly existing and in good standing under the laws of the State of Delaware. The Guarantor, (i) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (ii) is in good standing and is duly authorized to do business in the jurisdiction where the Land is located and in each other jurisdiction where such qualification is necessary.

(b) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower or the Guarantor is or is to become a party and the transaction contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not conflict with any provision of any operating agreement and articles of organization, or any agreement or other instrument binding upon, such Person, and (v) do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of the Mortgage, the Assignment of Leases and the Financing Statements in the appropriate public records with respect thereto.

(c) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which the Borrower or the Guarantor is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

9.02 TITLE TO PROJECT AND OTHER PROPERTIES

Excluding the Permitted Liens:

(a) The Borrower holds good clear record and marketable fee simple absolute title to the Land and the Improvements, and owns the Personal Property, subject to no rights of others, including any mortgages, leases, conditional sale agreements, title retention agreements, liens or other encumbrances.

(b) The Borrower owns all of the assets reflected in any financial statements provided to Lender as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

9.03 FINANCIAL STATEMENTS

There has been furnished to the Lender financial information of the Borrower and Guarantor in connection with the application for the Loan (the “Financial Information”). Such Financial Information, to the best of Borrower’s knowledge, has been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Guarantor as at the close of business on the date thereof and the results of operations for the fiscal year then ended.

9.04  NO MATERIAL CHANGES, ETC.

Since the date of the Financial Information, there has occurred no material adverse change in the financial condition or business of the Guarantor other than changes in the ordinary course of business that have not had any material adverse effect either individually or in the aggregate on the business or financial condition of the Guarantor.

9.05  INTELLECTUAL PROPERTY

Borrower owns or has a valid right to use all patents, copyrights, trademarks, licenses, trade names or franchises now being used or necessary to conduct its business, all of which are listed on Exhibit “K”, hereto and the conduct of its business as now operated does not conflict with valid patents, copyrights, trademarks, licenses, trade names or franchises of others in any manner that could materially adversely affect in any manner the business or assets or condition, financial or otherwise, of Borrower.  True and complete copies of each license and franchise agreement, and evidence of all patents, copyrights, trademarks and trade names, have previously been delivered to the Lender.

9.06 LITIGATION

There are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, adversely affect the properties, assets, financial condition or business of such Person or materially impair the right of such Person to carry on business substantially as now conducted by it, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto, or any lien or security interest created or intended to be created pursuant hereto or thereto, or which will adversely affect the ability of the Borrower to construct, use and occupy the Improvements or to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents.

9.07 NO MATERIALLY ADVERSE CONTRACTS, ETC.

The Borrower is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower. The Borrower is not a party to any contract or agreement that has or is expected, in the judgment of the Borrower’s officers, to have any materially adverse effect on the business of the Borrower.

9.08 COMPLIANCE WITH OTHER INSTRUMENTS

The Borrower is not in violation of any provision of its Certificate of Organization or Operating Agreement or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of penalties or materially and adversely affect the financial condition, properties or business of the Borrower

9.09 TAX STATUS

The Borrower (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower knows of no basis for any such claim.

9.10 NO EVENT OF DEFAULT

No Default or Event of Default has occurred and is continuing.

9.11 INVESTMENT COMPANY ACT

The Borrower is not an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.

9.12 ABSENCE OF FINANCING STATEMENTS, ETC.

There is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, (a) any Collateral or (b) any other assets or property of the Borrower or any rights relating thereto, except with respect to Permitted Liens.

9.13 SETOFF, ETC.

The Collateral and the Lender’s rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand.

9.14 CERTAIN TRANSACTIONS

Except as set forth on Exhibit “L”  hereto, none of the officers, trustees, directors, partners, members or employees of the Borrower are presently a party to any transaction with the Borrower (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director, partner or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, trustee, director, partner, member or any such employee has a substantial interest or is an officer, director, trustee, member or partner

9.15.       EMPLOYEE BENEFIT PLANS MULTI-EMPLOYER PLANS GUARANTEED PENSION PLANS

Neither the Borrower nor any ERISA Affiliate other than the Guarantor, maintains or contributes to any Employee Benefit Plan, Multi- employer Plan or Guaranteed Pension Plan.

9.16 ENVIRONMENTAL COMPLIANCE

The Borrower has taken all necessary action to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, makes the following representations and warranties to its knowledge.

(a) None of the Borrower, or any operator of the Real Estate, or any operations thereon, is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter “Environmental Laws”), which violation involves the Land or would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower.

(b) The Borrower has not received notice from any third party including, without limitation any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. § 9601(5), any hazardous substances as defined by 42 U.S.C. § 9601(14), any pollutant or contaminant as defined by 42 U.S.C.§ 9601(33) or any toxic substances, oil or hazardous materials as defined by M.G.L. c. .21E, or other chemicals or substances regulated by any Environmental Laws (“Hazardous Materials”) which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower or the Guarantor conduct a remedial investigation, removal or other response action pursuant to any Environmental Laws; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Materials.

(c) Except as set forth on Exhibit “M” attached hereto: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Materials except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Materials is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower, or the operators of their properties, no Hazardous Materials have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a “Release”) or threatened Release of Hazardous Materials on, upon, into or from the Real Estate, which Release would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrower’s knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) any Hazardous Materials that have been generated on any of the Real Estate have been transported off-site only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower’s knowledge, operating in compliance with such permits and applicable Environmental Laws.

(d) Except as set forth in Exhibit M, none of the Real Estate is or shall be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

9.17 MEMBERS AND MANAGERS

The members and managers of the Borrower are:

Members & Managers	Class	Percentage of Ownership

Griffin Land & Nurseries, Inc.	N/A	100%

In each case, the named Member/Manager is the Manager for the Class owned.

9.18 AVAILABILITY OF UTILITIES

All utility services necessary and sufficient for the construction, development and operation of the Project for its intended purposes are presently (or will be prior to the issuance of the final Certificate of Occupancy) available to the boundaries of the Land through dedicated public rights of way or through perpetual private easements, approved by the Lender, with respect to which the Mortgage creates a valid and enforceable first lien, including, but not limited to, water supply, storm and sanitary sewer, gas, electric and telephone facilities, and drainage.

9.19 ACCESS

The rights of way for all roads necessary for the full utilization of the Improvements for their intended purposes have either been acquired by the appropriate Governmental Authority or have been dedicated to public use and accepted by such Governmental Authority, and all such roads shall have been completed, or all necessary steps have been taken by the Borrower and such Governmental Authority to assure the complete construction and installation thereof prior to the date upon which access to the Project via such roads will be necessary. All curb cuts, driveways and traffic signals shown on the Plans and Specifications are existing or have been fully approved by the appropriate Governmental Authority.

9.20 CONDITION OF PROJECT

Neither the Project nor any part thereof is now damaged or injured as result of any fire, explosion, accident, flood or other casualty or has been the subject of any Taking, and to the knowledge of the Borrower, no Taking is pending or contemplated.

9.21 COMPLIANCE WITH REQUIREMENTS

The Plans and Specifications and construction of the Improvements pursuant thereto and the use and occupancy of the Project contemplated thereby comply with all Requirements.

9.22 PROJECT APPROVALS

Except as set forth on Exhibit “N” hereto, the Borrower has obtained all Project Approvals. All Project Approvals obtained by the Borrower are listed and described on Exhibit “O”  hereto, have been validly issued and are in full force and effect. The Borrower has no reason to believe that any of the Project Approvals not heretofore obtained by the Borrower will not be obtained by the Borrower in the ordinary course following completion of the construction of the Improvements in accordance with the Plans and Specifications. No Project Approvals will terminate, or become void or voidable or terminable, upon any sale, transfer or other disposition of the Project, including any transfer pursuant to foreclosure sale under the Mortgage.

9.23 CONSTRUCTION CONTRACT

The Construction Contract is in full force and effect and both the Borrower and the Contractor are in full Compliance with their respective obligations under the Construction Contract. The work to be performed by the Contractor under the Construction Contract is the work called for by the Plans and Specifications, and all work required to complete the Improvements in accordance with the Plans and Specifications is provided for under the Construction Contract.

9.24 ARCHITECT’S CONTRACT

The Architect’s Contract is in full force and effect and both the Borrower and the Borrower’s Architect are in full Compliance with their respective obligations under the Architect’s Contract.

9.25 OTHER CONTRACTS

The Borrower has made no contract or arrangement of any kind or type whatsoever (whether oral or written, formal or informal), the performance of which by the other party thereto could give rise to a lien or encumbrance on the Project.

9.26 REAL PROPERTY TAXES; SPECIAL ASSESSMENTS

There are no unpaid or outstanding real estate or other taxes or assessments on or against the Project or any part thereof which are payable by the Borrower (except only real estate taxes not yet due and payable). The Borrower has delivered to the Lender true and correct copies of real estate tax bills for the Project for the past fiscal tax year. No abatement proceedings are pending with reference to any real estate taxes assessed against the Project. There are no betterment assessments or other special assessments presently pending with respect to any part of the Project, and the Borrower has received no notice of any such special assessment being contemplated.

9.27 VIOLATIONS

The Borrower has received no notices of, or has any knowledge of, any violations of any applicable Requirements or Project Approvals.

9.28 PLANS AND SPECIFICATIONS

The Borrower has furnished the Lender with true and complete sets of the Plans and Specifications. The Plans and Specifications so furnished to the Lender comply with all Requirements, all Project Approvals, and all restrictions, covenants and easements affecting the Project, and have been approved by the Contractor, the Borrower’s Architect, the Primary Tenant, the Lender, and such Governmental Authority as is required for construction of the Improvements.

9.29 PROJECT BUDGET

To the best of Borrower’s knowledge, the Project Budget accurately reflects all Project Costs.

9.30 FEASIBILITY

Each of the Construction Schedule and the Disbursement Schedule is realistic and feasible, and is accurate to date.

9.31 EFFECT ON DRAW REQUEST

Each Draw Request submitted to the Lender as provided in Section 3.01 hereof shall constitute an affirmation that the representations and warranties contained in Section 9.00 of this Agreement and in the other Loan Documents remain true and correct as of the date thereof; and unless the Lender is notified to the contrary, in writing, prior to the Drawdown Date of the requested Advance or any portion thereof, shall constitute an affirmation that the same remain true and correct on the Drawdown Date.

9.32 PRINCIPAL DEPOSITORY

The Borrower further agrees that it shall conduct its principal (majority) banking business with the Lender, including, without limitation, retaining the Lender as its principal depository savings accounts, checking accounts, general demand depository accounts, and such other accounts as are utilized by the Borrower from time-to-time.

9.33  FINANCIAL STATEMENTS

The balance sheet of the Guarantor and the related statements of income and retained earnings and cash flow of the Guarantor for the fiscal year then ended, and the accompanying footnotes, together with any interim financial statements of the Guarantor, copies of which have been furnished to the Lender, are complete and correct and fairly present the financial condition of the Guarantor as at such dates and the results of the operations of the Guarantor for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year-end adjustments in the case of the interim financial statements), and there has been no material adverse change in the condition (financial or otherwise), business, or operations of the Guarantor since the presentation to the Lender of the most recently dated financial statements, nor are there any liabilities of the Guarantor , fixed or contingent, which are material but are not reflected in such financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business. No information, exhibit or report furnished by the Guarantor to the Lender in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

9.34  LABOR DISPUTES AND ACTS OF GOD

Neither the business nor the properties of the Borrower are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), materially and adversely affecting such business or properties or the operation of the Borrower.

9.35  OTHER AGREEMENTS

The Borrower is not a party to any indenture, loan or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or limited liability company restriction which could have a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of the Borrower, or the ability of the Borrower to carry out its obligations under the Loan Documents to which it is a party. The Borrower is not in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

9.36  LITIGATION

There is no pending or threatened action or proceeding against or affecting the Borrower before any court, governmental agency, or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of the Borrower, or the ability of the Borrower to perform their obligations under the Loan Documents to which it is a party.

9.37  NO JUDGMENTS

The Borrower has satisfied all judgments, and the Borrower is not in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator, or Federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign.

9.38  ERISA

The Borrower is to the best of its knowledge in compliance in all material respects with all applicable provisions of ERISA.  Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; the Borrower, nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan; the Borrower and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans and the present value of all vested benefits under each Plan does not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA; and neither the Borrower, nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA.

9.39  DEBT

Set forth in the financial statements referred to in this Agreement, to the extent required by GAAP, is a complete and correct list of all Debt in respect of which the Borrower is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, which are outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefore are correctly described or indicated in such financial statements.   Exhibit “P” correctly lists all secured and unsecured Debt of the Borrower outstanding as of the date of this Agreement, and shows, as to each item of Debt listed thereon, the obligor and obligee, the aggregate principal amount outstanding on the date hereof.

9.40 EXECUTIVE AGREEMENTS

None of the executive officers of the Borrower is subject to any agreement in favor of anyone, other than Borrower, which limits or restricts that person’s right to engage in the type of business activity conducted or proposed to be conducted by such Borrower or to use therein any property or confidential information or which grants to anyone other than the Borrower any rights in any inventions or other ideas susceptible to legal protection developed or conceived by any such officer.

9.41  FOREIGN ASSET CONTROL REGULATIONS

Neither the execution of this Agreement nor the use of the proceeds thereof violates the Trading With the Enemy Act of 1917, as amended, nor any of the Foreign Assets Control Regulations promulgated thereunder or under the International Emergency Economic Powers Act or the U.N. Participation Act of 1945.

10.00   AFFIRMATIVE COVENANTS OF THE BORROWER

The Borrower covenants and agrees that, so long as the Construction Loan is outstanding or the Lender has any obligation to make any Advances:

10.01 PUNCTUAL PAYMENT

The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Construction Loan and all other amounts provided for in the Construction Note, this Agreement and the other Loan Documents to which the Borrower is a party, all in accordance with the terms of the Construction Note, this Agreement and such other Loan Documents.

10.02 COMMENCEMENT, PURSUIT AND COMPLETION OF CONSTRUCTION

The Borrower will commence construction of the Improvements within ten (10) days after the Construction Loan Closing Date, will diligently pursue construction of the Improvements in accordance with the Construction Schedule, and will complete construction of the Improvements prior to the Completion Date, all in accordance with the Plans and Specifications, in full compliance with all restrictions, covenants and easements affecting the Project, all Requirements, and all Project Approvals, and with all terms and conditions of the Loan Documents, without deviation from the Plans and Specifications unless the Borrower obtains the prior approval of the Lender, and the Primary Tenant.  The Borrower will pay all sums and perform all such acts as may be necessary or appropriate to complete such construction of the Improvements in accordance with the Plans and Specifications and in full Compliance with all restrictions, covenants and easements affecting the Project, all Requirements and all Project Approvals, and with all terms and conditions of the Loan Documents, all of which shall be accomplished on or before the Completion Date, free from any liens, claims or assessments (actual or contingent) asserted against the Project for any material, labor or other items furnished in connection therewith. The Borrower will furnish evidence of satisfactory Compliance with this Section 10.02 to the Lender on or before the Completion Date.

10.03 CORRECTION OF DEFECTS

The Borrower will promptly correct or cause to be corrected all defects in the Improvements or any departure from the Plans and Specifications not previously approved by the Lender. The Borrower agrees that any Advance made by the Lender, whether before or after such defects or departures from the Plans and Specifications are discovered by, or brought to the attention of, the Lender, shall not constitute a waiver of the Lender’s right to require Compliance with this Section 10.03.

10.04 MAINTENANCE OF OFFICE

After the Completion Dates, the Borrower will maintain its chief executive office in Bloomfield, Connecticut or at such other place in the United States of America as the Borrower shall designate upon written notice to the Lender, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

10.05 RECORDS AND ACCOUNTS

The Borrower will (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties, contingencies, and other reserves.

10.06 FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION

The Borrower (as indicated), at its sole expense, will deliver to the Lender:

(a)  within fifteen (15) days after the filing of its Form 10K with the Securities Exchange Commission, the Guarantor will provide Lender with its audited financial statement;

(b) within one hundred twenty (120) days of fiscal year end, the internal statement of operations, statement of cash flow and balance sheets of Borrower;

(c) within thirty (30) days after the receipt of the Primary Tenant’s audited financial statements, the Borrower shall provide them to Lender; and

(d) from time to time such other reasonable financial data and information as the Lender may request.

10.07 NOTICES

(a) Defaults. The Borrower will promptly notify the Lender in writing of the occurrence of any Default or Event of Default, specifying the nature and existence of such Default or Event of Default and what action the Borrower is taking or proposes to take with respect thereto. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof,  the Borrower shall forthwith give written notice thereof to the Lender, describing the notice or action and the nature of the claimed default.

(b) Environmental Events. The Borrower will promptly give notice to the Lender (i) of any violation of any Environmental Law that the Borrower reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that in either case involves the Project or has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or such general partner or the Lender’s liens or security interests pursuant to the Security Documents.

(c) Notification of Claims against Collateral.  The Borrower will, immediately upon becoming aware thereof, notify the Lender in writing of any material setoff, claims, withholdings or other defenses to which any of the Collateral, or the Lender’s rights with respect to the Collateral, are subject.

(d) Notice of Nonpayment. The Borrower will immediately notify the Lender in writing if the Borrower receives any notice, whether oral or written, from any laborer, subcontractor or materialman to the effect that such laborer, subcontractor or materialman has not been paid when due for any labor or materials furnished in connection with the construction of the Improvements

(e) Notice of Litigation and Judgments.  The Borrower will give notice to the Lender in writing within fifteen (15) days of becoming aware of any litigation or proceeding threatened in writing or any pending litigation and proceedings affecting the Project or affecting the Borrower or to which the Borrower is or is to become a party involving an uninsured claim against the Borrower that could reasonably be expected to have a materially adverse effect on the Borrower or any of its general partners and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Lender, in writing, in form and detail satisfactory to the Lender, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower in an amount in excess of $10,000.00.

(f) Notice of Occupancy by Tenants. Excluding the Primary Tenant, the Borrower will give written notice to the Lender at least ten (10) days prior to the commencement of, and again on the date of, occupancy of the Improvements by any tenant under a Lease, stating the name of the tenant, the date of occupancy, and the area so occupied.

10.08 EXISTENCE

The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Connecticut limited liability company. The Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises. The Borrower (a) will cause all of its properties used or useful in the conduct of its business to the maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will continue to engage primarily in the businesses now conducted by it and in related businesses.

10.09 INSURANCE; BONDS

10.09.1  CONTRACTOR AND ARCHITECT INSURANCE

(a) The Borrower will require the Contractor to obtain and maintain at all times during the construction of the Improvements the insurance required by the Construction Contract and such other insurance as may be required by the Lender (including, without limitation, commercial general liability insurance, comprehensive automobile liability insurance, all-risk contractor’s equipment floater insurance, workmen’s compensation insurance and employer liability insurance), all such insurance to be in such amounts and form, to include such coverage and endorsements, and to be issued by such insurers as shall be approved by the Lender, and to contain the written agreement of the insurer to give the Lender thirty (30) days prior written notice of cancellation, nonrenewal, modification or expiration. The Borrower will provide or will cause the Contractor to provide the Lender with certificates evidencing such insurance upon the request of the Lender.

(b)  The Borrower will require the Borrower’s Architect or any other architect, engineer or design professional providing design or engineering services in connection with the construction of the Improvements, to obtain and maintain professional liability insurance covering any claims asserted with respect to the Project for a period of not less than five (5) years after the date of completion of the Improvements, such insurance to be in such amounts and form, to include such coverage and endorsements, and to be issued by such insurers as shall be approved by the Lender, and to contain the written agreement of the insurer to give the Lender thirty (30) days prior written notice of cancellation, nonrenewal, modification or expiration.  The Borrower will provide or will cause the Borrower’s Architect or such other design professional to provide the Lender with certificates evidencing such insurance upon the request of the Lender.

10.09.2  INSURANCE.   Borrower, at its sole cost and expense, shall, or shall cause the Primary Tenant to insure and keep insured the Mortgaged Premises, against such perils and hazards, and in such amounts and with such limits, as Lender may from time to time reasonably require.   Borrower shall also carry such other insurance, and in such amounts, as Lender may from time to time reasonably require, against insurable risks which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the availability of insurance and to the type of construction, location, utilities, use and occupancy of the Mortgaged Premises or any replacements or substitutions therefor (“Additional Insurance”). Such Additional Insurance may include flood, earthquake, , business interruption and demolition and shall be obtained within 30 days after demand by Lender. Otherwise, Borrower shall not obtain any separate or additional insurance which is contributing in the event of loss, unless it is properly endorsed and otherwise reasonably satisfactory to Lender in all respects.  Except as otherwise required under the existing Lease with the Primary Tenant, any proceeds of insurance in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) paid on account of any damage to or destruction of the Mortgaged Premises or any portion thereof shall be paid over to the Lender and shall be applied and distributed as provided for herein and in the Mortgage.

10.09.2(a)              EVIDENCE OF COVERAGE.  The insurance shall be evidenced by the original policy or a true and certified copy of the original policy, or in the case of liability insurance, by certificates of insurance. Certificates evidencing such insurance shall be delivered to Lender at or prior to Closing and certified copies or original policies shall be delivered to Lender within thirty (30) days following Closing. On or before the stated due date, Borrower or the Primary Tenant shall pay all premiums and fees for the insurance policies required hereunder. Borrower shall deliver certified copies of all policies and renewals (or certificates evidencing the same) to Lender at least thirty (30) days before the expiration of existing policies. Each such policy shall provide that such policy may not be canceled or materially changed except upon 30 days prior written notice of intention of non-renewal, cancellation or material change to Lender, and that no act or thing done by Borrower shall invalidate the policy as against Lender.  Lender shall be named as Mortgagee, loss payee and addtional insured on all such policies.  Notwithstanding anything to the contrary contained herein or in any provision of law, the proceeds of insurance policies coming into the possession of Lender and which are not to be used for the Work (as hereinafter defined) shall not be deemed trust funds and Lender shall be entitled to dispose of such proceeds as hereinafter provided and as set forth in the Mortgage. If Lender has not received satisfactory evidence of such renewal or substitute insurance in the time frame herein specified, Lender shall have the right, but not the obligation, to purchase such insurance for Lender’s interest only. Any amounts so disbursed by Lender pursuant to this Section 10.09 shall be deemed to be a part of the Loan and shall bear interest at the Default Rate. Nothing contained in this Section 10.09 shall require Lender to incur any expense or take any action hereunder, and inaction by Lender shall never be deemed a waiver of any rights accruing to Lender on account of this Section 10.09.

10.09.2(b)              SEPARATE INSURANCE.  Borrower shall not carry any separate insurance on the Mortgaged Premises concurrent in kind or form with any insurance required hereunder or contributing in the event of loss without Lender’s prior written consent, and any such policy shall have attached a standard non-contributing mortgagee clause, with loss payable to Lender, and shall meet all other requirements set forth herein.

10.09.2(c)              DAMAGE TO OR DESTRUCTION OF MORTGAGED PREMISES.    In the event of any damage to or destruction of the Mortgaged Premises, Borrower shall give prompt written notice to Lender and provided that no Event of Default has occurred hereunder, Lender shall relesae any insurance proceeds received by it to the Borrower provided that the Borrower uses it strictly in compliance with its obligations under the Lease with the Primary Tenant, Borrower shall promptly commence and diligently continue to complete the repair, restoration and rebuilding of the Mortgaged Premises so damaged or destroyed in full compliance with all legal requirements and with the provisions of the Lease and as set forth in Section 10.9.2(d) below, and free and clear from any and all liens and claims. Such repair, restoration and rebuilding of the Mortgaged Premises are sometimes hereinafter collectively referred to as the “Work.” Borrower shall not adjust, compromise or settle any claim for insurance proceeds without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed.

10.09.2(d)              RESTORATION. Borrower warrants, covenants and represents that:

(i) During the period following a casualty until the Work has been completed, Borrower shall cause the insurance proceeds, together with any additional sums deposited by Borrower with the Lender in respect of the applicable casualty to equal or exceed such estimated cost of effecting such repair and restoration, or such portion thereof as then remains to be completed and paid for;

(ii) Upon completion of the Work, the monthly rents from all Leases remaining in full force and effect shall, in Lender’s reasonable judgment, be sufficient to pay all Operating Expenses of the Mortgaged Premises and all regularly scheduled principal, interest and other sums due and payable under the Construction Note, this Agreement and the other Loan Documents.

(iii) At all times, there shall be in force and effect for the benefit of Borrower and Lender rental interruption insurance sufficient to provide coverage for one hundred percent (100%) of all rental income lost as a consequence of such casualty for a total of at least twelve (12) months;

(iv) The Work will be effected pursuant to plans and specifications reasonably approved in writing by Lender, and by a general contractor and major subcontractors, and pursuant to contracts, approved in writing by Lender; and

(v) The Work can be effected in compliance with all applicable laws and Borrower shall have obtained all licenses, permits, consents and approvals from all applicable governmental authorities or private parties required to permit Borrower to effect such restoration and repair and to use, operate and occupy the repaired and restored premises upon completion thereof (other than those which will issue in the ordinary course upon completion) and that the same shall be in full force and effect.

10.09.2(e)              DISTRIBUTION OF PROCEEDS.  If any insurance Proceeds are used for the Work, Borrower warrants, covenants and represents:

(i) If the Work is structural or if the cost of the Work is reasonably estimated by Lender to exceed Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), the Work shall be conducted under the supervision of a certified and registered architect or engineer. Before Borrower commences any Work, other than temporary work to protect property or prevent interference with business, Lender shall have approved in writing the plans and specifications for the Work, which approval shall not be unreasonably withheld or delayed, it being nevertheless understood that such plans and specifications shall provide for Work so that, upon completion thereof, the Mortgaged Premises shall be at least equal in value and general utility to the Mortgaged Premises prior to the damage or destruction.

(ii) Borrower shall deliver to Lender a certificate of the architect or engineer in (i) above (or a certificate given by Borrower if no architect or engineer is so required) stating (A) that all of the Work completed has been done in compliance with the approved plans and specifications, if required under (i) above, (B) that the proceeds to be distributed are justly required to reimburse the Borrower for payments made by Borrower, or are justly due to the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Work (giving a brief description of such services and materials), and that when added to all sums previously paid out by the Lender does not exceed the value of the Work done to the date of such certificate, (C) if the sum to be distributed is to cover payment relating to repair and restoration of personal property required or relating to the Mortgaged Premises, that title to the personal property items covered by the requested payment is vested in Borrower, and (D) that the amount of such proceeds remaining in the hands of the Lender will be sufficient on completion of the Work to pay for the same in full (giving in such reasonable detail as Lender may require an estimate of the cost of such completion). Additionally, Borrower shall deliver to Lender a statement signed by Borrower approving both the Work done to date and the Work covered by the payment in question.

(iii) Borrower shall deliver waivers of lien satisfactory to Lender covering that part of the Work for which payment or reimbursement is being requested and, if required by Lender, a search prepared by a title company, or by other evidence satisfactory to Lender that there has not been filed with respect to the Mortaged Premises any mechanics’ or other lien or instrument for the retention of title relating to any part of the Work not discharged of record. Additionally, as to any personal property covered by the request for payment, Lender shall be furnished with evidence of payment therefor and such further evidence satisfactory to assure Lender of its valid first lien on the personal property.

(iv) Lender or its designee shall have the right to inspect the Work at all reasonable times. The reasonable cost of any such inspection of the Work shall be paid by Borrower upon demand. Neither the approval by Lender of the plans and specifications for the Work nor the inspection by Lender of the Work shall make Lender responsible for the preparation of such plans and specifications or the compliance of such plans and specifications, or of the Work, with any applicable law, regulation, ordinance, covenant or agreement.

(v) Borrower shall deliver a copy or copies of any certificate or certificates required by law to render occupancy and full operation of the Mortgaged Premises legal.

10.09.2(f)                              MISCELLANEOUS INSURANCE PROVISIONS.

(i) The insurance requirements contained in this Section 10.9.2(f) are in addition to, and supplement the insurance requirements contained in the Mortgage.

(ii) In the event of the foreclosure of the Mortgage or other transfer of title to or assignment of the Mortgaged Premises in extinguishment of the debt due Lender in whole or in part, all right, title and interest of Borrower in and to all policies of insurance required by this Agreement and any insurance proceeds shall inure to the benefit of and pass to Lender or any purchaser or transferee of the Mortgaged Premises.

(iii) Borrower hereby authorizes Lender, during all periods in which an Event of Default has occurred and remains uncured, to settle any insurance claims, to obtain insurance proceeds, and to endorse any checks, drafts or other instruments representing any insurance proceeds whether payable by reason of loss thereunder or otherwise.

10.10 TAXES

(a) The Borrower will pay, or cause to be paid and discharged, all taxes, assessments and other governmental charges imposed upon it with respect to the Project or imposed upon the Project at the time and in the manner required by the Mortgage, before the same shall become overdue. The Borrower will promptly pay and discharge (by bonding or otherwise) all claims for labor, material or supplies that if unpaid might by law become a lien or charge against the Project or any part thereof or might affect the priority of the lien created by the Mortgage with respect to any Advance made or to be made by the Lender under this Agreement.

(b) The Borrower will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its other real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim with respect to properties other than the Project need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefore.

10.11 INSPECTION OF PROJECT, OTHER PROPERTIES AND BOOKS

(a) The Borrower shall permit the Lender and the Construction Inspector, at the Borrower’s expense, to visit and inspect the Project and all materials to be used in the construction thereof and will cooperate with the Lender and the Construction Inspector during such inspections (including making available working drawings of the Plans and Specifications); provided that this provision shall not be deemed to impose on the Lender or the Construction Inspector any obligation to undertake such inspections.

(b) The Borrower shall permit the Lender at the Borrower’s expense to visit and inspect any of the other properties of the Borrower to examine the books of account of the Borrower (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Lender may reasonably request.

10.12 COMPLIANCE WITH LAWS, CONTRACTS, LICENSES AND PERMITS

The Borrower will comply with, (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws and, in the case of the Borrower, all Requirements, (b) the provisions of its operating agreement and other charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound, including, in the case of the Borrower, the Architect’s Contract, the Construction Contract and all restrictions, covenants and easements affecting the Project, (d) all applicable decrees, orders and judgments, and (e) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties, including, in the case of the Borrower, all Project Approvals.

10.13 PROJECT APPROVALS

The Borrower will promptly obtain all Project approvals not heretofore obtained by the Borrower (including those listed and described on Exhibit “N”  hereto and any other Project Approvals which may hereafter become required, necessary or desirable) and will furnish the Lender with evidence that the Borrower has obtained such Project Approvals promptly upon its request. The Borrower will give all such notices to, and take all such other actions with respect to, such Governmental Authority as may be required under applicable Requirements to construct the Improvements and to use, occupy and operate the Project following the completion of the construction of the Improvements. The Borrower will also promptly obtain all utility installations and connections required for the operation and servicing of the Project for its intended purposes, and will furnish the Lender with evidence thereof. The Borrower will duly perform and comply with all of the terms and conditions of all Project Approvals obtained at any time, including all Project Approvals listed and described on Exhibit “Q” hereto.

10.14 USE OF PROCEEDS

The Borrower will use the proceeds of the Construction Loan solely for the purpose of paying for Project Costs in accordance with the Project Budget.  Additionally, the Lender agrees that should actual construction costs be less than the approved Construction Budget (the “Construction Savings”) and the Lender has not fully Advanced the Loan, the Borrower shall be entitled to recoup equity up to Five Hundred Thousand and 00/100 Dollars ($500,000.00) (on a dollar-for-dollar basis, equal to the Construction Savings) at the time of issuance of a final Certificate of Occupancy.

10.15 PROJECT COSTS

The Borrower will pay all Project Costs in excess of the Construction Loan Amount, regardless of the amount, and prior to the same being overdue.

10.16 INSUFFICIENCIES OF CONSTRUCTION LOAN PROCEEDS

The Borrower will deposit funds with the Lender as follows: If at any time while the Construction Loan is outstanding or the Lender has any obligation to make Advances hereunder, the Lender shall in its reasonable discretion determine that the remaining undisbursed portion of the Construction Loan, together with the Required Equity Funds and any other sums previously deposited by the Borrower with the Lender in connection with the Construction Loan, is or will be insufficient to fully complete and equip the Improvements in accordance with the Plans and Specifications, to operate and carry the Project after completion of the Improvements until payment in full of the Construction Loan by the Borrower, to pay all other Project Costs, to pay all interest accrued or to accrue on the Construction Loan during the term of the Construction Loan from and after the date hereof, and to pay all other sums due or to become due under the Loan Documents (or as to any budget category or line item), regardless of how such condition may be caused, the Borrower will, within seven (7) days after written notice of such determination from the Lender, deposit with the Lender such sums of money in cash as the Lender may require, in an amount sufficient to remedy the condition described in such notice, and sufficient to pay any liens for labor and materials alleged to be due and payable at the time in connection with the Improvements, and, at the Lender’s option, no further Advances of the Construction Loan shall be made by the Lender until the provisions of this Section 10.16 have been fully complied with. All such deposited sums shall stand as additional security for the Obligations and shall be disbursed by the Lender in the same manner as Advances under this Agreement before any further Advances of the Construction Loan proceeds shall be made. The Lender shall have no obligation to pay the Borrower any interest with respect to such deposited funds.

10.17 LEASES

The Borrower will take or cause to be taken all steps within the power of the Borrower to market and lease the leasable area of the Improvements to such tenants and upon such terms and conditions as may be approved by the Lender.  Any proposed standard form of lease to be used by the Borrower in connection with the Improvements shall be submitted to and approved by the Lender prior to its submission to any proposed tenant, and the Borrower will make such amendments, modifications or additions thereto as may be required by the Lender. The leases to any tenant who will lease or occupy thirty percent (30%) or more of the net leasable area of the Improvements (other than the Primary Tenant) will require that such tenant prepare and deliver to the Borrower and the Lender annual financial statements certified by an independent certified public accountant within 120 days following the end of each fiscal year of such tenant. The Borrower will require, and each Lease will require, each tenant to enter into a Nondisturbance, Attornment and Subordination Agreement upon the request of the Lender.  The Lender shall have the right, and the Borrower hereby authorizes the Lender, to communicate directly with any tenant under a Lease to verify any information delivered to the Lender by the Borrower concerning such tenant or such tenant’s Lease.

10.18 LABORERS, SUBCONTRACTORS AND MATERIALMEN

The Borrower will furnish to the Lender, upon request at anytime, and from time to time, affidavits listing all laborers, subcontractors, materialmen, and any other Persons who might or could claim statutory or common law liens and are furnishing or have furnished labor or material to the Project or any part thereof, together with affidavits, or other evidence satisfactory to the Lender, showing that such parties have been paid all amounts then due for Labor and materials furnished to the Project. The Borrower will also furnish to the Lender, at any time and from time to time upon demand by the Lender, lien waivers bearing a then current date and prepared on a form satisfactory to the Lender from the Contractor and such subcontractors or materialmen as the Lender may designate.

10.19 DEPOSIT OF INCOME

The Borrower will deposit with the Lender, upon request at any time following an Event of Default, any sums (other than base rent, which is being paid to a lock box) received by the Borrower from tenants under Leases (other than amounts paid by tenants to reimburse the Borrower for construction work performed for tenants the cost of which has not been disbursed to the Borrower by the Lender under the Construction Loan), in a special account, from which no funds shall be drawn by the Borrower without the Lender’s prior approval, and which sums shall stand as additional security for the Obligations.  It is expressly agreed that at the Lender’s option, such sums shall be disbursed in the same manner as Advances before any further Advance of the Construction Loan is made.

10.20 PUBLICITY

The Borrower will permit the Lender to obtain publicity in connection with the construction of the Improvements through press releases and participation in such events as ground breaking and opening ceremonies. The Borrower will give the Lender ample advance notice of such events and will cooperate with and provide to the Lender as much assistance as possible in connection with obtaining such publicity.

10.21 SIGN REGARDING CONSTRUCTION FINANCING

If requested by the Lender, the Borrower will, at its cost and expense, erect and maintain on a suitable location on the Land a sign indicating that the construction financing for the Project is being provided by the Lender, such location and sign to be subject to the approval of the Lender.

10.22 FURTHER ASSURANCES

(a) Regarding Construction. The Borrower will furnish or cause to be furnished to the Lender all instruments documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, title and other insurance, reports and agreements and each and every other document and instrument required to be furnished by the terms of this Agreement or the other Loan Documents, all at the Borrower’s expense.

(b) Regarding Preservation of Collateral. The Borrower will execute and deliver to the Lender such further documents, instruments, assignments and other writings, and will do such other acts necessary or desirable, to preserve and protect the Collateral at any time securing or intended to secure the Obligations, as the Lender may require.

(c)  Regarding title. If at any time the Lender or the Lender’s counsel has reason to believe that any Advance is not secured or will or may not be secured by the Mortgage as a first lien or security interest on the Project, then the Borrower shall, within ten (10) days after written notice from the Lender, do all things and matters necessary, to assure to the satisfaction of the Lender and the Lender’s counsel that any Advance previously made hereunder or to be made hereunder is secured or will be secured by the Mortgage as a first lien or security interest on the Project, and the Lender, at its option, may decline to make further Advances hereunder until the Lender has received such assurance, but nothing in this Section 10.22 shall limit the Lender’s right to require endorsements extending the effective date of the Title Policy as herein set forth.

(d) Regarding this Agreement. The Borrower will cooperate with, and will do such further acts and execute such further instruments and documents as the Lender shall reasonably request to carry out to its satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

10.23  NO MERGER OR ACQUISITION

Borrower will not merge or consolidate or be merged or consolidated with or into any other corporation or business entity, nor acquire substantially all of the assets and/or stock of another corporation or other business entity, unless specifically authorized by Lender, in writing, in advance.

10.24  NO SUBSTITUTION

This Agreement may but need not be supplemented by separate assignments and pledges and, if such assignments and pledges are given, the rights and security interests given thereby shall be in addition to and not in limitation of the rights and security interests given by this Agreement.  This Agreement shall not act to terminate, cancel, revoke, nor otherwise cause a novation, estoppel, or waiver of any or all prior security interests granted by Borrower to Lender in and to any collateral contemplated by these presents, or other, wholly or in part, and without exception; and any and all such security interests shall continue to remain properly perfected by Borrower to Lender in their terms and without interruption.

10.25  PROTECTION OF COLLATERAL

Borrower will maintain all Collateral in a condition which is comparable to that which exists on the date of the issuance of the final Certificate of Occupancy, and make any necessary repairs thereto, or replacements thereof; ordinary wear and tear and obsolescence excepted.

Borrower will at the request of Lender, promptly furnish Lender the receipted bills for all payments required by this Agreement.  At its option, but without liability so to do, Lender may discharge taxes, assessments, liens or security interests or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral and may pay for the maintenance and preservation of the Collateral. Borrower agrees to reimburse Lender on demand for any payments made by Borrower, or any expenses including attorneys’ fees incurred by Lender pursuant to the foregoing authorization, and upon failure of Borrower so to reimburse Lender, any such sums paid or advanced by Lender shall be deemed secured by the Collateral and constitute part of the Loans.

10.26  COMPLIANCE WITH ERISA

The Borrower will not:

(A) engage in any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code), or commit any other breach of its fiduciary responsibility under Part 4 of Title I of ERISA, which could subject the Borrower or any Borrower Group Member to any material liability under Section 406, 409, 502(i) or 502(d) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or such Borrower Group Member could be required to indemnify any Person against any such liability or which could otherwise have a Material Adverse Effect on the Borrower or any Plan; or

(B) fail to make any contribution required to be made by it to any Plan or Multiemployer Plan or permit to exist with respect to any Plan any “accumulated funding deficiency” (as such term is defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; or

(C) (i) commence proceedings to terminate any Plan, other than in a “standard termination” within the meaning of Section 4041 of ERISA, or (ii) permit to exist any proceedings instituted by the PBGC to terminate or to have a trustee appointed to administer any Plan, or (iii) withdraw from any Multiemployer Plan in a manner which could result in the imposition of a withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA.

10.27  FINANCING STATEMENTS

Prior to any loan being made from Lender to Borrower, the Borrower hereby agrees that Lender may file and record at Borrower’s cost, any financing statement, or other notices appropriate under applicable law, in respect of any security interest created pursuant to this Agreement or at any other time which may at any time be required by the Lender.  The Borrower authorizes the Lender to file any and all financing statements on behalf of the Borrower describing the Collateral, as well as any agricultural liens or other statutory liens held by Lender.  In the event that any re-recording or re-filing thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such lien or security interest, the Borrower shall, at its cost and expense, cause the same to be re-recorded and/or re-filed at the time and in the manner requested by the Lender.  The Borrower hereby irrevocably designates the Lender, its agents, representatives and designees as agents and attorneys-in-fact for the Borrower to sign such financing statements, or other instruments in connection herewith, on behalf of the Borrower and file the same, as required.

10.28 TAXES AND IMPOSITIONS

(A) Borrower shall (i) pay and discharge all Impositions prior to delinquency, and (ii) provide Lender validated receipts or such other evidence satisfactory to Lender showing the payment of such Impositions within thirty (30) days after the same would have otherwise become delinquent.  Borrower’s obligation to pay the Impositions pursuant to this Agreement shall include, to the extent permitted by applicable law, taxes resulting from future changes in law which impose upon Lender an obligation to pay any property taxes or other Impositions.  Should Borrower default on any payment of any Impositions, Lender may (but shall not be obligated to) pay such Impositions or any portion thereof and Borrower shall reimburse Lender on demand for all such payment(s).

(B) Borrower shall not be required to pay, discharge or remove any Imposition so long as Borrower contests in good faith such Impositions or the validity, applicability or amount thereof by an appropriate legal proceeding which operates to prevent the collection of such amounts and the sale of the Mortgaged Premises, or any portion thereof; provided, however, that prior to the date on which such Imposition would otherwise have become delinquent, Borrower shall have (i) given Lender prior written notice of such contest and (ii) deposited with Lender, and shall deposit such additional amounts as are necessary to keep on deposit at all times, in an amount equal to at least one hundred percent (100%) of the total of (A) the balance of such Imposition then remaining unpaid, and (B) all interest, penalties, costs and charges accrued or accumulated thereon.   Lender shall keep said deposited amounts in an interest bearing, aggregated account (the “Account”) for the Borrower and shall pay out interest at least annually thereon.  Any such contest shall be prosecuted with due diligence, and Borrower shall promptly pay from the Account, the amount of such Imposition as finally determined, together with all interest and penalties payable in connection therewith.  Lender shall have full power and authority to apply any amount deposited with Lender pursuant to this clause to the payment of any unpaid Imposition to prevent the sale or forfeiture of the Mortgaged Premises or any portion thereof for non-payment thereof.  Lender shall have no liability, however, for failure to so apply any amount deposited.  Any surplus retained by Lender after payment of the Imposition for which a deposit was made, shall be repaid to Borrower unless an Event of Default shall have occurred, in which case said surplus may be retained by Lender to be applied to the obligations in the sole discretion of the Lender.  Notwithstanding any provisions of this clause to the contrary, Borrower shall pay any Imposition which it might otherwise be entitled to contest if, in the sole and absolute discretion of Lender, the Mortgaged Premises, or any portion thereof or any Collateral, is in jeopardy or in danger of being forfeited or foreclosed.  If Borrower refuses to pay any such Imposition, Lender may (but shall not be obligated to) make such payment and Borrower shall reimburse Lender on demand for all such advances.

10.29  MAINTENANCE OF RECORDS

Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower.

10.30  MAINTENANCE OF PROPERTIES

Maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time-to-time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.  Borrower agrees that it will maintain and repair the Collateral and the Mortgaged Premises and keep all of the same in good and serviceable condition and in at least as good condition and repair as same were on the date hereof or in such better condition and repair as same may have been put thereafter.  Borrower will not waste or destroy or suffer the waste or destruction of the Collateral or the Mortgaged Premises or any part thereof.  Borrower will not use any of the Collateral or the Mortgaged Premises in violation of any insurance thereon.  In the event of damage to or destruction of all or any part of the Collateral or the Mortgaged Premises from any cause, the Borrower shall repair, replace, restore and reconstruct the Collateral and the Mortgaged Premises to the extent necessary to restore each portion of same to its condition immediately prior to such damage or destruction and this obligation shall not be limited by the amount of any insurance proceeds available.

10.31  COMPLIANCE WITH LAWS

Promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon the Borrower, or upon, or in respect of, all or any part of the property or business of the Borrower, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a lien or charge upon any property of the Borrower; provided the Borrower shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Borrower or any material interference with the use thereof by the Borrower, and (ii) the Borrower shall set aside on its books, reserves deemed by it to be adequate with respect thereto. The Borrower will promptly comply with all laws, ordinances or governmental rules and regulations to which it is subject, including without limitation, the Occupational Safety and Health Act of 1970, ERISA, the Americans with Disabilities Act and all Environmental Laws in all applicable jurisdictions, the violation of which would materially and adversely affect the properties, business, prospects, profits or condition of the Borrower or would result in any lien or charge upon any property of the Borrower.

10.32  ENVIRONMENT

Notify the Lender immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify the Lender immediately of any hazardous discharge from or affecting its premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith, except such assessments as are being contested in good faith, against which adequate reserves have been established; upon receipt of such notification, permit the Lender to inspect the premises, and to inspect all books, correspondence, and records pertaining thereto; and at the Lender’s request, and at the Borrower’s expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to the Lender, arid such other and further assurances reasonably satisfactory to the Lender that the condition has been corrected.

10.33  PAYMENT OF LOANS

The Borrower will duly and punctually pay the Principal of, and interest on the Loans in accordance with the terms of the Loans and this Agreement.

10.34  [RESERVED]

10.35  MORTGAGE TAXES

Borrower shall pay all taxes, charges, filing, registration, recording fees, excises and levies imposed upon Lender by reason of their respective interest in, or measured by amounts payable under the Note, this Agreement, the Mortgage or any other Loan Document (other than income, franchise and doing business taxes), and shall pay all stamp taxes and other taxes required to be paid on the Note, this Agreement, the Mortgage or the other Loan Documents.  If Borrower fails to make such payment within five days after notice thereof from Lender, Lender may (but shall not be obligated to) pay the amount due, and Borrower shall reimburse Lender on demand for all such Advances.  If applicable law prohibits Borrower from paying such taxes, charges, filing, registration and recording fees, excises, levies, stamp taxes or other taxes, then Lender may declare the Indebtedness then unpaid to be immediately due and payable.  In such event, no Prepayment Fee (as defined in the Note) shall be charged.

10.36  LENDER’S EXPENSES

Borrower shall pay, on demand by Lender, all reasonable expenses, charges, costs and fees in connection with the negotiation, documentation and closing of the Loan, including all registration, recording fees and insurance consultant fees, if any, environmental consultant fees, costs of appraisals, costs of engineering reports, fees and disbursements of all counsel (both local and special) of Lender, escrow fees, cost of surveys, fees and expenses of Lender’s Consultant or others employed by Lender to inspect the Collateral from time to time and reasonable out-of-pocket travel expenses incurred by Lender and Lender’s agents and employees in connection with the Loan.  At Closing, Lender may pay directly from the proceeds of the Loan each of the forgoing expenses.

10.37      OPERATING BUDGET. On or before December 31st of each year during the term of the Loan Borrower shall submit to Lender for Lender’s review and approval Borrower’s Operating Budget for the Mortgaged Premises for the following calendar year. The Operating Budget shall include all budgeted Gross Revenues, Operating Expenses and capital expenditures for the Mortgaged Premises.   Operating Expenses and capital expenditures shall be in a detailed line item format, and the Operating Budget shall include a comparison to the immediately preceding year.

11.00 NEGATIVE COVENANTS OF THE BORROWER

The Borrower covenants and agrees that, so long as the Construction Loan is outstanding or the Lender has any obligation to make any Advances:

11.01 RESTRICTION ON CHANGE ORDERS

The Borrower will not cause, permit or suffer to exist any deviations from the Plans and Specifications, which will result in a decrease in the Project Costs of Fifty Thousand and 00/100 Dollars ($50,000.00) or an increase in the Project Costs of Fifty Thousand and 00/100 Dollars ($50,000.00) and will not approve or consent to any change order or construction change directive except where the same is being paid for by the Borrower and has in fact been fully paid by the Borrower simultaneous with the request for a change order or construction change directive without the prior approval which will not be unreasonably withheld or delayed, of the Lender.

11.02 RESTRICTIONS ON EASEMENTS, COVENANTS AND RESTRICTIONS

The Borrower will not create or suffer to be created or to exist any easement, right of way, restriction, covenant, condition, license or other right in favor of any Person which affects or might affect title to the Project or the use and occupancy of the Project or any part thereof without (i) submit ting to the Lender and the proposed instrument creating such easement, right of way, covenant, condition, license or other right, accompanied by a survey showing the exact proposed location thereof and such other information as the Lender may reasonably request, and (ii) obtaining the prior approval of the Lender.

11.03 NO AMENDMENTS, TERMINATIONS OR WAIVERS

(a) The Borrower will not amend, supplement or otherwise modify, whether by change order or otherwise, any of the terms and conditions of the Architect’s Contract or the Construction Contract without in each case the prior approval of the Lender, and in the case of the Construction Contract, without the prior approval of the Lender.

(b) The Borrower will not, directly or indirectly, terminate or cancel, or cause or permit to exist any condition which would result in the termination or cancellation of, or which would relieve the performance of any obligations of any other party under, the Architect’s Contract or the Construction Contract.

(c) The Borrower will not, directly or indirectly, waive or agree or consent to the waiver of, the performance of any obligations or any other party under the Architect’s Contract of the Construction Contract.

11.04 RESTRICTIONS ON INDEBTEDNESS

Excluding a mortgage, junior to the Lender’s mortgage, when it does not agree to Fund the Expansion (the “Expansion Mortgage” the Borrower will not create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(a) Indebtedness to the Lender arising under any of the Loan Documents;

(b) current liabilities of the Borrower incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

(c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefore shall not at the time be required to be made in accordance with the provisions of Section 10.10 (provided, however, that with respect to any Indebtedness to the Contractor, the Contractor shall have entered into a subordination agreement (the “Contractor’s Subordination Agreement”), in form and substance satisfactory to the Lender, subordinating the Borrower’s obligation to pay Retainage to the full payment and performance of the Obligations);

(d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceeding for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

(e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business; and

(f) unsecured Indebtedness of the Borrower owing to any member of the Borrower (including the Required Equity Funds), that is expressly subordinated and made junior to the payment and performance in full of the Obligations and evidenced as such by a written instrument containing subordination provisions in form and substance approved by the Lender.

11.05 RESTRICTIONS ON LIENS, ETC.

Excluding the Expansion Mortgage, the Borrower will not (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrower may create or incur or suffer to be created or incurred or to exist, the following Permitted Liens:

(i) liens to secure taxes, assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not overdue;

(ii) deposits or pledges made in connection with, or to secure payment of, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations;

(iii) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties other than the Project in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

(iv) encumbrances on properties other than the Project consisting of easements, rights of way, covenants, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s liens under leases to which the Borrower is a party, and other minor liens or encumbrances on properties other than the Project none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower;

(v) liens in favor of the Lender under the Loan Documents; and

(vi) other liens on the Project consisting of easements, rights of way, covenants and restrictions if and to the extent the same have been approved by the Lender.

11.06 RESTRICTIONS ON INVESTMENTS

The Borrower will not make or permit to exist or to remain outstanding any Investment except Investments in:

(a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

(b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000; and

(c) securities commonly known as “commercial paper” issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than “P 1” if rated by Moody’s Investors Services, Inc., and not less than “A 1” if rated by Standard and Poor’s.

11.07 MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS

(a) The Borrower will not become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices).

(b) The Borrower will not become a party to or agree to or effect any disposition of the Project or any part thereof, unless such agreement provides for the payment, in full, of all of Borrower’s Obligations.

(c) The Borrower will not become a party to or agree to effect any disposition of assets, other than the disposition of assets not included in the Project in the ordinary course of business, consistent with the past practices.

11.08 SALE AND LEASEBACK

The Borrower will not enter into any arrangement, directly or indirectly, whereby the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

11.09 COMPLIANCE WITH ENVIRONMENTAL LAWS

Except as set forth on Exhibit “M”, the Borrower will not do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Materials, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Materials except in full compliance with Environmental laws, (c) generate any Hazardous Materials on any of the Real Estate except in full compliance with Environmental Laws, or (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release.

11.10 DISTRIBUTIONS

The Borrower will not make any Distributions during the tenure of its Construction Loan; provided, however, that during the tenure of the Construction Loan, the Borrower may make distributions provided that (i) no Event of Default has occurred and (ii) the Borrower has complied with all terms, covenants and conditions of this Agreement, including, without limitation, the covenants set forth in Section 17.01 hereof.

11.11  NO GUARANTEES

Borrower will not assume, guaranty, endorse or otherwise become directly or contingently liable, or permit any of its subsidiaries to assume, guaranty, endorse, or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in any debtor or otherwise to assure any creditor against loss) in connection with any Debt of any other Person.

11.12 CORPORATE LOANS

Subject to Section 11.04, the Borrower agrees that it shall neither make any loans,  nor investments in other corporations, business entities or to any other Persons, until all Obligations are fully paid.

11.13 ADVERSE TRANSACTIONS

The Borrower shall not enter into any transaction which adversely affects the Collateral or its ability to repay the Obligations in full as and when due.

11.14  PREPAYMENT

The Borrower shall not prepay any Debt other than the Obligations, except in the ordinary course of business and to the extent that it does not have a material adverse effect on the financial condition of the Borrower.

11.15 AFFILIATE TRANSACTIONS

Excluding distributions to the sole member where no Event of Default has occurred or will occur after giving effect to the distribution, the Borrower shall not, sell, transfer, distribute or pay any money or property to any Affiliate or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or debt, or any property, of any Affiliate, or become liable on any guaranty of the indebtedness, dividends or other obligation of any Affiliate.

12.00 CONDITIONS TO INITIAL ADVANCE

The obligation of the Lender to make the initial Advance shall be subject to the satisfaction of the following conditions precedent:

12.01 LOAN DOCUMENTS

Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Lender. The Lender shall have received a fully executed copy of each such document.

12.02 CONSTRUCTION DOCUMENTS

Each of the Architect’s Contract and Construction Contract shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect, and shall be in form and substance satisfactory to the Lender. The Lender shall have received a certified or a fully executed copy of each such document. The Borrower’s Architect and the Contractor shall have duly executed and delivered to the Lender a consent to the assignment of the Architect’s Contract and the Construction Contract, in form and substance satisfactory to the Lender, and the Lender shall have received a fully executed copy thereof.

12.03 SUBCONTRACTS

The Borrower shall have delivered to the Lender, and the Lender shall have approved, a list of all subcontractors and materialmen who have been or, to the extent identified by the Borrower, will be supplying labor or materials for the Project, a copy of the standard form of subcontract to be used by the Contractor, and correct and complete photocopies of all executed subcontracts and contracts.

12.04 OTHER CONTRACTS

The Borrower shall have delivered to the Lender correct and complete photocopies of all other executed contracts with contractors, engineers or consultants for the Project, the Project Budget, and of all development, management, brokerage, sales or leasing agreements for the Project.

12.05 EQUITY INFUSION

Borrower shall have contributed its equity into the Project and the amount of the loan, less the Interest Reserve is sufficient to fully build out the Project in accordance with the Budget.

12.06 CERTIFIED COPIES OF ORGANIZATION DOCUMENTS

The Lender shall have received from the Borrower, a copy, certified as of a recent date by the appropriate officer of the State in which the Borrower is organized, to be true and complete, of its operating agreement and any other of its organization documents as in effect on such date of certification.

12.07 RESOLUTIONS

All action necessary for the valid execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lender shall have been provided to the Lender. The Lender shall have received from the Borrower, true copies of the resolutions adopted by its members authorizing the transactions described herein, each certified as of a recent date to be true and complete.

12.08 INCUMBENCIES CERTIFICATE; AUTHORIZED SIGNERS

The Lender shall have received from the Borrower and each of its members, an incumbency certificate, dated as of the Closing Date, signed by a duly authorized members of the Borrower and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower, each of the Loan Documents to which such Person is or is to become a party; (b) in the case of the Borrower, to make Draw Requests; and (c) to give notices and to take other action on its behalf under the Loan Documents.

12.09 VALIDITY OF LIENS

The Security Documents shall be effective to create in favor of the Lender a legal, valid and enforceable first lien and security interest in the Collateral and first mortgage on the Project. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Lender to protect and preserve such lien and security interest shall have been duly effected. The Lender shall have received evidence thereof in form and substance satisfactory to the Lender.

12.10   DELIVERY OF DOCUMENTS

The following items or documents shall have been delivered to the Lender by the Borrower and shall be in form and substance satisfactory to the Lender:

(a) Plans and Specifications. Two complete sets of the Plans and Specifications and approval thereof by any necessary Governmental Authority, with a certification from the Borrower’s Architect that the Improvements to be constructed comply with all Requirements and Project Approvals.

(b) Title Policy. The Title Policy, together with proof of payment of all fees and premiums for such policy and true and accurate copies of all documents listed as exceptions under such policy.

(c) Other Insurance. Duplicate originals or certified copies of all policies of insurance required by the Mortgage to be obtained and maintained by the Borrower during the construction of the Improvement; provided, however, at the Closing, Binders of insurance policies and/or Certificates of Insurance will be provided.  Photocopies will be delivered within fifteen (15) days following the Closing, and certificates of insurance evidencing the insurance required by Sections 10.09(b) and (c) to be obtained and maintained by the Contractor and the Borrower’s Architect.

(d) Evidence of Sufficiency of Funds.  Evidence that the proceeds of the Construction Loan, together with the Required Equity Funds delivered to the Lender on the Closing Date, will be sufficient to cover all Project Costs reasonably anticipated to be incurred to complete the Improvements prior to the Completion Date, to carry the Project through the Maturity Date and to satisfy the obligations of the Borrower to the Lender under this Agreement.

(e) Evidence of Access, Availability of Utilities, Project Approvals.  Evidence as to:

(i) the methods of access to and egress from the Project, and nearby or adjoining public ways, meeting the reasonable requirements of the Project and the status of completion of any required improvements to such access;

(ii) the availability of water supply and storm and sanitary sewer facilities meeting the reasonable requirements of the Project;

(iii) the availability of all other required utilities, in location and capacity sufficient to meet the reasonable needs of the Project; and

(iv) the obtaining of all Project Approvals which are required, necessary or desirable for the construction of the Improvements and the access thereto, together with copies of all such Project Approvals.

(f) Environmental Report. An environmental site assessment report or reports of one or more qualified environmental engineering or similar inspection firms approved by the Lender, which report or reports shall indicate a condition of the Land and any existing improvements thereon in all respects satisfactory to the Lender in its sole discretion and upon which report or reports the Lender is expressly entitled to rely.

(g)  Soils Report.  A soils report for the Land prepared by a soils engineer approved by the Lender, which report shall indicate that, based upon actual surface and subsurface examinations of the Land, the soils conditions are fully satisfactory for the proposed construction and operation of the Improvements in accordance with the Plans and Specifications.

(h) Surveys and Taxes. A Survey of the Land (and any existing improvements thereon) and Surveyor’s Certificate, and evidence of payment of all real estate taxes and municipal charges on the Land (and any existing improvements thereon) which were due and payable prior to the Closing Date.

(i) Draw Request. A Draw Request complying with the provisions of Section 3.01 hereof.

12.11  [RESERVED]

12.12 CONSTRUCTION INSPECTOR REPORT

The Lender shall have received a report or written confirmation from the Construction Inspector that (a) the Construction Inspector has reviewed the Plans and Specifications, (b) the Plans and Specifications have been received and approved by each Governmental Authority to which the Plans and Specifications are required under applicable Requirements to be submitted, (c) the Construction Contract satisfactorily provides for the construction of the Improvements, and (d) in the opinion of the Construction Inspector, construction of the Improvements can be completed on or before the Completion Date for an amount not greater than the amount allocated for such purpose in the Project Budget.

12.13 LEGAL OPINIONS

The Lender shall have received favorable opinions in form and substance satisfactory to the Lender and the Lender’s counsel, addressed to the Lender and dated as of the Closing Date, from Borrower’s legal counsel, opining to those matters described on Exhibit “R”.

12.14 LIEN SEARCH

The Lender shall have received a certification from Title Insurance Company or counsel satisfactory to the Lender (which shall be updated from time to time at the Borrower’s expense upon request by the Lender) that a search of the public records disclosed no conditional sales contracts, security agreements, chattel mortgages, leases of personalty, financing statements or title retention agreements which affect the Collateral.

12.15 NOTICES

All notices required by any Governmental Authority under applicable requirements to be filed prior to commencement of construction of the Improvements shall have been filed.

12.16 APPRAISAL

The Lender shall have received an Appraisal, in form and substance satisfactory to the Lender, stating that the Project, assuming completion in accordance with the Plans and Specifications, has a fair market value of at least Seventeen Million One Hundred Forty Two Thousand Eight Hundred Fifty Seven and 00/100 Dollars ($17,142,857.00).

12.17 PERFORMANCE; NO DEFAULT

The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Drawdown Date of the initial Advance, and on the Drawdown Date of the initial Advance, there shall exist no Default or Event of Default.

12.18 REPRESENTATIONS AND WARRANTIES

The representations of warranties of the Borrower and the Guarantor in the Loan Documents or otherwise made by or on behalf of the Borrower or the Guarantor in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall be true and correct in all material respects on the Drawdown Date of the initial Advance.

12.19 PROCEEDINGS AND DOCUMENTS; COSTS

All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory to the Lender and the Lender’s counsel in form and substance, and the Lender shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as the Lender and the Lender’s counsel may reasonably require. The Borrower shall reimburse Lender on demand for all reasonable costs and expenses incurred by Lender in connection with the Construction Loan, including, without limitation, legal, engineering, inspection and appraisal fees.

12.20   LEASES/SUBORDINATION AGREEMENTS AND ESTOPPELS

Certified copies of all Leases, together with a Subordination, Nondisturbance and Attornment Agreements executed by the Primary Tenant located at the Mortgaged Premises as are required by the title company in order to confirm that no Lease has priority over the Mortgage all as more fully described in Exhibit S.”

12.21 LICENSES, PERMITS AND APPROVALS

A copy of the final unconditional Certificate of Occupancy (“CO”) issued with respect to the Mortgaged Premises if (a CO has been issued and is reasonably available from the City authorities), together with such other applicable licenses, permits and approvals as Lender or any governmental authority may require.

13.00 CONDITIONS OF SUBSEQUENT ADVANCES

The obligation of the Lender to make any Advance after the initial Advance shall be subject to the satisfaction of the following conditions precedent:

13.01 PRIOR CONDITIONS SATISFIED

All conditions precedent to the initial Advance and any prior Advance shall continue to be satisfied as of the Drawdown Date of such subsequent Advance.

13.02 PERFORMANCE; NO DEFAULT

The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Drawdown Date of such Advance, and on the Drawdown Date of such Advance there shall exist no Default or Event of Default.

13.03 REPRESENTATIONS AND WARRANTIES

Each of the representations and warranties made by the Borrower in the Loan Documents or otherwise made by or on behalf of the Borrower and/or Guarantor in connection therewith after the date thereof shall have been true and correct in all respects on the date on when made and shall also be true and correct in all material respects on the Drawdown Date of such Advance (except to the extent of changes resulting from transactions contemplated or permitted by the Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not adverse).

13.04 NO DAMAGE

The Improvements shall not have been injured or damaged by fire, explosion, accident, flood or other casualty.

13.05 RECEIPT OF LENDER

The Lender shall have received:

(a) Draw Request. A Draw Request complying with the requirements hereof, including those set forth in Section 3.01 hereof;

(b) Endorsement to Title Policy. A “date down” endorsement to the Title Policy indicating no change in the state of title and containing no survey exceptions not approved by the Lender, which endorsement shall, expressly or by virtue of a proper “pending disbursements” clause of endorsement in the Title Policy, increase the coverage of the Title Policy to the aggregate amount of all proceeds of the Construction Loan advanced on or before the effective date of such endorsement, and prior to the final advance, an endorsement which confirms that the Project is located as set forth in the “as built” survey.

(c) Current Survey. An updated Survey if required by the Title Insurance Company or the Lender and prior to the last advance, an “as built”  survey;

(d) Approval by Construction Inspector. Approval of the Draw Request for such Advance by the Construction Inspector, accompanied by a certificate or report from the Construction Inspector to the effect that in its opinion, based on on-site observations and submissions by the Contractor, the construction of the Improvements to the date thereof was performed in a good and workmanlike manner and in accordance with the Plans and Specifications, stating the estimated total cost of construction of the Improvements, stating the percentage of in-place construction of the Improvements, and stating that the remaining non-disbursed portion of the Construction Loan and Required Equity Funds allocated for such purpose in the Project Budget is adequate to complete the construction of the Improvements;

(e)  Approval by Lender.  At the option of the Lender, inspection of work in place;

(f) Contracts. Evidence that one hundred percent (100%) of the cost of the remaining construction work is covered by firm fixed price or guaranteed maximum price contracts or subcontracts, or orders for the supplying of materials, with contractors, subcontractors, materialmen or suppliers satisfactory to the Lender; and

(g) Change Orders. Documentation to the effect that the Borrower has paid for the cost of any change orders relating to the Project.

14.00 SECURITY INTEREST

Borrower, for valuable consideration received, hereby pledges, assigns, transfers and grants to Lender a continuing lien and security interest in all tangible and intangible personal property of Borrower (whether now existing or hereafter acquired or arising, and wherever located) upon, concerning or in any way relating to, or unrelated to, the Mortgaged Premises, including, without limitation, (i) all fixtures, machinery, equipment, furniture, inventory, building supplies, appliances and other personal property, including, but not limited to, furnaces, ranges, heaters, plumbing goods, gas and electric fixtures, screens, screen doors, mantels, shades, storm doors and windows, awnings, oil burners and tanks, gas or electric refrigerators and refrigerating systems, ventilating and air conditioning apparatus and equipment, doorbell and alarm systems, sprinkler and fire extinguishing systems, portable or sectional buildings, and all other fixtures and equipment of whatever kind or nature now or hereafter located in or on the Mortgaged Premises, or used or intended to be used in connection with the use, operation, construction or enjoyment of the Mortgaged Premises, all of which shall be deemed fixtures and a part of the Mortgaged Premises as between the parties hereto and all persons claiming by, through or under them, (ii) all leases, contracts or agreements relating to the lease, rental, hire or use by Borrower of any of the aforementioned personal property, (iii) all leases, tenancies, occupancies and license arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of or the conduct of any activity upon or in to the Mortgaged Premises or any portion thereof, and all guaranties and security relating thereto (individually, a “Lease” and collectively, the “Leases”), (iv)  all rents, issues, profits and other benefits from the Mortgaged Premises, any of the personal property described herein, and any of the leases, tenancies, occupancies, license arrangements and rental agreements relating thereto, (v) all contracts, agreements, accounts, chattel paper, general intangibles, licenses, rights, permits and approvals, privileges, warranties and representations relating to the ownership, use, operation, management, construction, repair or service of any of the Mortgaged Premises or personal property described herein, (vi) any and all agreements to sell the Mortgaged Premises or any portion thereof, (vii) all funds held by Lender as tax or insurance escrow payments or for other purposes, (viii) all insurance policies and all proceeds or unearned insurance premiums relating thereto, (ix) all claims, awards, damages or proceeds resulting from any condemnation or other taking of, or for any damage to, any of the Mortgaged Premises or personal property described herein, (x) all claims to rebates, refunds or abatements of any property taxes relating to any of the Mortgaged Premises or personal property described herein, (xi) all construction contracts, subcontracts, architectural agreements, labor, material and payment bonds, guaranties and warranties, and plans and specifications relating to the construction of improvements upon the Mortgaged Premises, (xii) all proceeds, products, substitutions and accessions to any of the foregoing, together with, and whether or not related to the Mortgaged Premises, and all machinery, equipment, goods, inventory, accounts, including health care insurance receivables, chattel paper, general intangibles, including payment intangibles and amounts owed by other than customers, regardless of whether or not they constitute proceeds of other collateral; all chose-in-action, cash, cash deposits, deposit accounts, investment property, including without limitation, securities, stocks, bonds,  warrants, options, documents, documents of title, instruments, including promissory notes, deposits, debts, refunds, letter of credit rights, supporting obligations,  policies and certificates of insurance, obligations and liabilities in whatever form owing from any person, corporation, or other legal entity; all books, records, evidences of title, goodwill and all papers relating to the operation of the Borrower’s business; all federal, state, and local tax refunds and/or abatements and any loss carryback tax refunds; all patents, patents rights, trade secrets, know-how, trademarks, trade names, logos, registrations, customer lists, computer programs, and assignments of patents all intellectual property as defined in 11 USC 101 (53) to the extent that such intellectual property is assignable; all fixtures, real estate leases, any and all equipment leases, rentals and other sums payable thereunder, other chattel paper, purchase option payments, lessor’s interest in leased equipment and insurance proceeds; any licenses or interests in real estate; all liens, guarantees, securities, rights, remedies and privileges pertaining to all of the foregoing, all property allocable to unshipped orders and all merchandise returned by or reclaimed by or repossessed from customers, all rights of stoppage in transit, replevin, repossession and reclamation and all other rights of an unpaid vendor or lienor; and all interest of the Borrower in goods or merchandise as to which an account receivable for goods sold or delivered has arisen;

And all of the above, wherever located, whether now owned or now due or hereafter arising or acquired or coming due and including the products and proceeds thereof (if any) and all accessions and additions thereto and all replacements and substitutions therefore, cash and stock dividends (if applicable), and all proceeds of credit, fire, casualty, or other insurance upon said property, or any of the above which are acquired with any cash proceeds or other collateral.  The term “proceeds” shall include, without limitation, all types or classifications of non-cash proceeds acquired with cash proceeds (all of the foregoing shall collectively be referred to as the “Collateral”).

14.01  The security interest granted hereby is to secure payment and performance of all Obligations from Borrower to Lender, together with all interest, fees, charges and expenses including the reasonable expenses of the Lender’s counsel in the maintaining, foreclosing and selling of any of the Collateral.

14.02  IT IS THE TRUE, CLEAR, AND EXPRESS INTENTION OF THE Borrower that the continuing grant of this security interest remain as security for payment and performance of all Obligations, whether now existing, or which may hereinafter be incurred by future advances, or otherwise; and whether, or not, such obligation is related to the transaction described in this Agreement, by class, or kind, or whether or not contemplated by the parties at the time of the granting of this security interest.  The notice of the continuing grant of this security interest therefore shall not be required to be stated on the face of any document representing any such obligation, nor otherwise identified it as being secured hereby.

15.00 EVENTS OF DEFAULT AND REMEDIES

15.01 EVENTS OF DEFAULT

The occurrence of any one or more of the following conditions or events shall constitute an “Event of Default”:

(a) any failure by the Borrower to pay when due and payable any interest on or principal of or other sum payable under the Construction Note; or

(b) any failure by the Borrower following five (5) days notice from Lender to Borrower to deposit with the Lender any funds required by Section 10.16 hereof to be deposited with the Lender, at the time and otherwise in accordance with Section 10.16; or

(c) any failure by the Borrower following five (5) days notice from Lender to Borrower to pay as and when due and payable any other sums to be paid by the Borrower to the Lender under this Agreement or any of the Loan Documents; or

(d) title to the Collateral is or becomes unsatisfactory to the Lender by reason of any lien, charge, encumbrance, title condition or exception (including without limitation, any mechanic’s, materialmen’s or similar statutory or common law lien or notice thereof), and such matter causing title to be or become unsatisfactory is not cured or removed (including by bonding) within thirty (30) days after notice thereof from the Lender to the Borrower; or

(e) any refusal by the Title Insurance Company to insure any Advance as being secured by the Mortgage as a valid first lien and security interest on the Project and continuance of such refusal for a period of thirty (30) days after notice thereof by the Lender to the Borrower; or

(f) the Improvements are not completed by the Completion Date or, in the reasonable judgment of the Lender, construction of the Improvements will not be completed by the Completion Date; or

(g) the Project or any part thereof is injured by fire, explosion, accident, flood or other casualty, provided, however, no Event of Default under this Agreement or any of the Loan Documents has occurred, and there are sufficient insurance proceeds to restore the Project and the cost to remedy the casualty is less then available insurance proceeds then, in this case, this Section 15.01(g) shall not constitute an Event of Default; or

(h) the Project or any part thereof is subject to a Taking, provided, however, Lender agrees to allow payments to be made in accordance with the terms of the Mortgage

; or

(w) any of the members of the Borrower and/or any Guarantor shall be convicted for a federal crime, a punishment for which could include the forfeiture of any of its assets; or

(x) any failure by the Borrower and/or any Guarantor to duly observe or perform any other term, covenant, condition or agreement under this Agreement and continuance of such failure for a period of thirty (30) days after notice thereof from the Lender; or

15.02 TERMINATION OF COMMITMENT AND ACCELERATION

If any one or more of the Events of Default shall occur, the Lender may declare its obligations to make Advances hereunder to be terminated, whereupon the same shall terminate and the Lender shall be relieved of all obligations to make Advances to the Borrower, and/or declare all unpaid principal of and accrued interest on the Construction Note, together with all other amounts owing under the Loan Documents, to be immediately due and payable, whereupon same shall become and be immediately due and payable, and without presentment, protest, demand or other notice of any kind, all of which are hereby expressly waived by the Borrower.

15.03 COMPLETION OF PROJECT

If any one or more of the Events of Default shall have occurred and continue past any applicable grace period,  and whether or not the Lender shall have terminated its obligations to make Advances and accelerated the maturity of the Construction Loan pursuant to Section 15.02, the Lender, if the construction of the Improvements has not been fully completed, may cause the Project to be completed and may enter upon the Land and construct, equip and complete the Project in accordance with the Plans and Specifications, with such changes therein as the Lender may, from time to time, and in its sole discretion, deem appropriate. In connection with any construction of the Project undertaken by the Lender pursuant to the provisions of this Section 15.03, the Lender may:

(a) use any funds of the Borrower, including any balance which may be held by the Lender as security or in escrow, and any funds remaining unadvanced under the Construction Loan;

(b) employ existing contractors, subcontractors, agents, architects, engineers, and the like, or terminate the same and employ others;

(c) employ security watchmen to protect the Project;

(d) make such additions, changes and corrections in the Plans and Specifications as shall, in the judgment of the Lender, be necessary or desirable;

(e) take over and use any and all Personal Property contracted for or purchased by the Borrower, if appropriate, or dispose of the same as the Lender sees fit;

(f) execute all applications and certificates on behalf of the Borrower which may be required by any Governmental Authority or Requirements or contract documents or agreements;

(g) pay, settle or compromise all existing or future bills and claims which are or may be liens against the Project, or may be necessary for the completion of the Improvements or the clearance of title to the Project;

(h) complete the marketing and leasing of leasable space in the Improvements, enter into new Leases, and modify or amend existing Leases, all as the Lender shall deem to be necessary or desirable;

(i) prosecute and defend all actions and proceedings in connection with the construction of the Improvements or in any other way affecting the Land; and

(j) take such action hereunder, or refrain from acting hereunder, as the Lender may, in its sole and absolute discretion, from time to time determine, and without any limitation whatsoever, to carry out the intent of this Section 15.03.

The Borrower shall be liable to the Lender for all costs paid or incurred for the construction, equipping and completion of the Project, whether the same shall be paid or incurred pursuant to the provisions of this Section 15.03 or otherwise, and all payments made or liabilities incurred by the Lender hereunder of any kind whatsoever shall be deemed Advances made to the Borrower under this Agreement and shall be secured by the Mortgage and the other Security Documents. To the extent that any costs so paid or incurred by the Lender, together with all other Advances made by the Lender hereunder, exceed the Construction Loan Amount, the amount of such excess costs shall be added to the Construction Loan Amount, and the Borrower’s obligation to repay the same, together with interest thereon at the Default Rate, shall be deemed to be evidenced by this Agreement and secured by the Mortgage and the other Security Documents. In the event the Lender takes possession of the Project and assumes control of such construction as aforesaid, it shall not be obligated to continue such construction longer than it shall see fit and may thereafter, at any time, change any course of action undertaken by it or abandon such construction and decline to make further payments for the account of the Borrower whether or not the Project shall have been completed. For the purpose of this Section 15.03, the construction, equipping and completion of the Project shall be deemed to include any action necessary to cure any Event of Default by the Borrower under any of the terms and provisions of any of the Loan Documents.

15.04 OTHER REMEDIES

If any one or more of the Events of Default shall have occurred, and whether or not the Lender shall have terminated its obligations to make Advances or accelerated the maturity of the Construction Loan pursuant to Section 15.02, the Lender may proceed to protect and enforce its rights and remedies under this Agreement, the Construction Note or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if any amount owed to the Lender shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Lender. No remedy conferred upon the Lender or the holder of the Note in this Agreement or in any of the other Loan Documents is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other legal or equitable right of the Lender. No remedy conferred upon the Lender or the holder of the Construction Note in this Agreement or in any of the other Loan Documents is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

15.05 RIGHTS AS TO COLLATERAL

Upon the occurrence of an Event of Default and after any applicable grace period, and at any time thereafter, in addition to other rights and remedies the Lender has under this Agreement, the Lender may:

15.05.1  Notify account debtors at Borrower’s expense, that the Collateral has been assigned to Lender and that payments shall be made directly to Lender and upon request of Lender, Borrower will so notify such account debtor that their accounts must be paid to Lender.  This right may be exercised by the Lender at any time, even prior to default.  Borrower will immediately upon receipt of all checks, drafts, cash and other remittances deliver the same in kind to the Lender. Lender shall have full power to collect, compromise, endorse, sell or otherwise deal with the Collateral or proceeds thereof in its own name or in the name of Borrower and Borrower hereby, for consideration paid, irrevocably appoints the Lender its attorney-in-fact for this purpose.

15.05.2  Without notice to Borrower, enter and take possession of all Collateral and the Project on which they are now or hereafter located, including without limitation, breaking the close and changing and replacing locks as may be required without the same being considered as a trespass, as Borrower hereby expressly provides authority for the same.  The Lender, at its sole discretion, may operate and use Borrower’s equipment, complete work in process and sell inventory without being liable to the Borrower on account of any losses, damage or depreciation that may occur as a result thereof so long as Lender shall act reasonably and in good faith and may lease or license the Collateral to third persons or entities for such purposes; and in any event, Lender may at its option and without notice to Borrower, except as specifically herein provided, sell, lease, assign and deliver, the whole or any part of the Collateral, or any substitute therefore, or any addition thereto, at public or private sale, for cash, upon credit, or for future delivery, at such prices and upon such terms as Lender deems advisable, including without limitation the right to sell or lease in conjunction with other property, real or personal, and allocate the sale proceeds or leases among the items of property sold without the necessity of the Collateral being present at any such sale, or in view of prospective purchasers thereof.  Lender shall give Borrower timely notice by hand delivery to Borrower or by United States mail, postage prepaid (in which event notice shall be deemed to have been given when so deposited in the mail), at the address specified herein, of the time and place of any public or private sale or other disposition unless the Collateral is perishable, threatens to decline speedily in value, or is the type customarily sold in a recognized market.  Upon such sale, Lender may become the purchaser of the whole or any part of the Collateral sold, discharged from all claims and free from any right of redemption.  In case of any such sale by

Lender of all or any of said Collateral on credit, or for future delivery, such property so sold may be retained by Lender until the selling price is paid by the purchaser.  The Lender shall incur no liability in case of the failure of the purchaser to take up and pay for the Collateral so sold.  In case of any such failure, the said Collateral may be again, from time-to-time, sold.

15.05.3. Continue to occupy and use all premises which the Borrower now occupies or may hereafter have or occupy, to the extent Borrower could legally do so, and may use all trademarks, service marks, trade names, trade styles, logos, goodwill, trade secrets, franchises, licenses and patents which the Borrower now has or may hereafter acquire, including the following rights:

(i)  the rights in said marks, name, styles, logos and goodwill acquired by the common law of the United States or of any state thereof or under the law of any foreign nation, organization, or subdivision thereof;

(ii)  the rights acquired by registrations of said marks, names, styles, and logos under the statute of any foreign country, or the United States, or any state or subdivision thereof;

(iii)  the rights acquired in each and every form of said mark, name, style and logo as used by the Borrower notwithstanding that less than all of such forms would be registered and notwithstanding the form of said mark, name and style;

(iv)  the right to use or license any party to the use of all or any of said marks, names, styles, logos and goodwill in connection with the sale of goods and/or the rendering of services in the conduct of services advertising, promotion and the like anywhere in the world;

(v)  the right to use said marks, names, styles, logos and goodwill either in connection with or entirely independent from the Collateral;

(vi)  the right to assign, transfer and convey a partial interest or the entire interest in any one or more of said marks, names, styles or logos;

(vii)  the right to seek registration, foreign or domestic, of any of said marks, names, styles or logos which was not registered as of the date hereof or registered subsequently;

(viii)  the right to prosecute pending trademark applications for foreign or domestic registration (federal or state) of any of said marks, names, styles or logos.

15.05.4  Act as attorney-in-fact for Borrower for the purposes herein described, and Borrower does hereby make, constitute and appoint any officer or agent of Lender as Borrower’s true and lawful attorney-in-fact, with full power: to endorse the name of Borrower or any of Borrower’s officers or agents upon any assignments, notes, checks, drafts, money orders, or other instruments of payment or Collateral that may come into possession of Lender for purposes of such recovery of accounts receivable monies; to sign and endorse the name of Borrower or any of Borrower’s officers or agents upon any negotiable instrument, invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts, assignments, verifications and notices in connection with accounts, and any instruments or documents relating thereto or to Borrower’s rights therein; to give notice to the United States Post Office to effect changes of address so that mail addressed to the Borrower may be permanently delivered directly to the Lender for purposes of accepting same, and obtaining access to contents, in order to take possession of such accounts receivable monies, and all other collateral, with full power to do any and all things necessary to be done in and about the premises as fully and effectually as Borrower might or could do; and Borrower does hereby ratify all that Lender shall lawfully do, or cause to be done by virtue hereof.

15.05.5  Make all Obligations immediately due and payable, without presentment, demand, protest, hearing or notice of any kind and exercise the remedies of a Lender afforded by the Uniform Commercial Code and other applicable law or by the terms of any agreement between Borrower and Lender.

15.05.6  In the case of any sale or disposition of the Collateral, or the realization of funds therefrom, the proceeds thereof shall first be applied to the payment of the reasonable expenses of re-taking, maintaining, and foreclosure of Collateral, and costs, fees and expenses of such sale, commissions, reasonable attorney’s fees and all charges paid or incurred by Lender pertaining to said sale, including any taxes or other charges imposed by law upon the Collateral and/or the owning, holding or transferring thereof; secondly, to pay, satisfy, and discharge the Obligations secured hereby pro rata in accordance with the unpaid amount thereof; and thirdly, to pay the surplus, if any, to Borrower, provided that the time of any application of the proceeds shall be at the sole and absolute discretion of the Lender.  To the extent such proceeds do not satisfy the foregoing items, Borrower hereby promises and agrees to pay the deficiency.

15.05.7  The Lender and the holders of the Obligations may take or release other security, may release any party primarily or secondarily liable for any of the Obligations, may grant extensions, renewals or indulgences with respect to the Obligations, or may apply to the Obligations the proceeds of the Collateral or any amount received on account of the Collateral by the exercise of any right permitted hereunder, without resorting or regard to other security or sources of reimbursement.

15.05.8  Require the Borrower to assemble the Collateral in a single location at a place to be designated by Lender and make the Collateral at all times secure and available to the Lender.

15.05.9  The Lender shall hereby also be granted a security interest in, and right of set off against any balance on any deposit, deposit account, agency, reserve, holdback, or other account maintained by, or on behalf of, the Borrower with the Lender and the Lender shall have the right to apply the proceeds of such foreclosure or set off against such items of Borrowers’ Obligations as Lender may select.

15.05.10 All rights and remedies of Lender whether provided for herein or in other agreements, instruments, or documents, or conferred by law, are cumulative and not alternative and may be enforced successively.

15.05.11 The parties agree that in the event that a determination of Adequate Protection of Lender is required under Section 362 or 363 of the Bankruptcy Reform Act of 1978 (Code), its successor, or Bankruptcy Rules in connection therewith, that:

A.  The bargain of the parties at the time of lien creation hereunder in order to provide the Lender with adequate protection to induce it to make the loan(s), included stated ratios herein.

B.  That in the event of any proceeding under the Code, that the said ratio of the value (as determined by the Lender in its sole discretion) Collateral secured to Lender to the amount of the Obligation (“Collateral-To-Obligation Ratio”), must be increased by an additional one hundred ten percent (110%) in order to continue to provide minimum levels of Adequate Protection to Lender due to the reduced expectation for present and future prospects of lien enforcement resulting from the existence of proceedings under the Code.  This agreed minimum increase in said ratio shall not act to bar Lender from presenting evidence that even such increase is insufficient and leaves the Lender without Adequate Protection, based upon the deteriorating nature or kind of Collateral, wholly or in part, in any instance.

C.  That the parties agree that the costs of liquidating and collecting of Collateral, as well as the potential for rapid Collateral deterioration if Borrower is, at any time, subject to the Code, all require that the original Collateral-To-Obligation Ratio be increased, as aforesaid, as a requirement of minimum Adequate Protection, in addition to such other additional Adequate Protection as may be required by the Lender.

D.  The parties agree that these covenants shall be conclusive evidence in any proceeding to determine minimum Adequate Protection under the Code, as to the intention and agreement of the parties at both this time, and at all times hereinafter, until the Obligations to the Lender, are paid in full.

E.  That these agreements may be submitted to the Court in any such proceeding, by the Lender, in its sole and exclusive discretion, as conclusive evidence as to the agreement of the parties at the time of such hearing, concerning minimum Adequate Protection to be provided to the Lender at the time of presentment.  PROVIDED, HOWEVER, that such submission shall not constitute a waiver of any default or breach hereunder, or of any other agreement by the Borrower to the Lender, but shall remain only as evidence for the limited purposes stated herein.

F.  PROVIDED, FURTHER that at all times the Lender reserves, and does not waive Borrower’s obligation to provide Adequate Protection prior to the Borrower’s use of “cash collateral” as defined in Section 363 of the Code.

15.05.12   The Lender has no obligation to attempt to satisfy the Obligations by collecting from any other Person liable for them and Lender may release, modify or waive any Collateral provided by any other Person to secure any of the Obligations, all without affecting Lender’s rights against Borrower.  Borrower waives any right it may have to require Lender to pursue any third Person for any of the Obligations.

15.05.13  Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

15.05.14  Lender may sell the Collateral without giving any warranties as to the Collateral.  The Lender may specifically disclaim any warranties of title or the like.  This procedure will not be considered adversely to affect, the commercial reasonableness of the sale of the Collateral.

15.05.15  If Lender agrees with a purchaser to sell the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of the purchaser.  In the event that purchaser fails to pay for the Collateral, Lender may resell the Collateral and Borrower shall be credited with the net proceeds of the sale.

15.05.16  In the event Lender purchases any of the Collateral being sold, Lender may pay for the Collateral by crediting some or all of the Obligations of the Borrower.

15.05.17  Lender has no obligation to marshall any assets in favor of Borrower or in payment of any of the Obligations or any other obligations owed to Lender by Borrower or any other person.

15.06 DISTRIBUTION OF COLLATERAL PROCEEDS

In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Lender receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

(a) First, to the payment of, or (as the case may be) the reimbursement of the Lender for or in respect of all reasonable costs, expenses, attorneys fees, disbursements and losses which shall have been incurred or sustained by the Lender in connection with the collection of such monies by the Lender,  for the exercise, protection or enforcement by the Lender of all or any of the rights, remedies, powers and privileges of the Lender under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Lender against any taxes or liens which by law shall have, or may have, priority over the rights of the Lender to such monies;

(b) Second, to all Obligations in such order or preference as the Lender may determine in its sole discretion; provided, however, that the Lender may in its discretion make proper allowance to take into account any Obligations not then due and payable;

(c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lender of all of the Obligations, to the payment of any obligations required to be paid pursuant to Article IX of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

(d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

15.07 POWER OF ATTORNEY

For the purposes of carrying out the provisions and exercising the rights, remedies, powers and privileges granted by or referred to in this Section 15.07, the Borrower hereby irrevocably constitutes and appoints the Lender its true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and do and perform any acts which are referred to in this Section 15.07, in the name and on behalf of the Borrower. The power vested in such attorney-in-fact is, and shall be deemed to be, coupled with an interest and irrevocable.

15.08 WAIVERS

The Borrower hereby waives to the extent not prohibited by applicable law (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof or of any of the other Loan Documents), protests and notices of dishonor, (b) any requirement of diligence or promptness on the Lender’s part in the enforcement of its rights (but not fulfillment of its obligations) under the provisions of this Agreement or any of the other Loan Documents, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law and any defense of any kind which the Borrower may now or here after have with respect to its liability under this Agreement or under any of the other Loan Documents.

16.00      FINANCING STATEMENTS

Prior to any Advance the Borrower hereby agrees to execute, deliver, and pay the cost of filing any financing statement, or other notices appropriate under applicable law, in respect of any security interest created pursuant to this Agreement or at any other time which may at any time be required or which, in the opinion of the Lender, may at any time be desirable.  In the event that any re-recording or re-filing thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such lien or security interest, the Borrower shall, at its cost and expense, cause the same to be re-recorded and/or re-filed at the time and in the manner requested by the Lender.  The Borrower hereby irrevocably designates the Lender, its agents, representatives and designees as agents and attorneys-in-fact for the Borrower to sign such financing statements, or other instruments in connection herewith, on behalf of the Borrower and file the same, as required.

17.00      FINANCIAL COVENANTS

17.01      COVENANTS AS TO BORROWER

Borrower, agrees to comply with the following financial ratios the default of which shall constitute a default of this Agreement:

(a) Maximum loan-to-value ratio shall at all times not be in excess of seventy percent (70%).

(b) Commencing at 2010 fiscal year end, the Borrower will be tested for compliance with the Debt Service Coverage Ratio which shall not be less than 1.15:1.00.

18.00      TENURE

Borrower’s liability under this Agreement shall commence with the date hereof and continue in full force and effect and be binding upon Borrower until all Obligations whether now in existence, or created hereinafter, shall have been fully paid and satisfied, and until so paid and satisfied, Lender shall be entitled to retain the security interest granted hereby in all Collateral.  At any time, either party may advise the other that no further loans or advances are to be made, but such notice shall in no way cause any and all obligations of the Borrower to Lender to be waived.

19.00      SETOFF

Regardless of the adequacy of any Collateral, and at all times, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of the Lender where such deposits are held) or other sums credited by or due from the Lender to the Borrower and any securities or other property of the Borrower in the possession of the Lender may be applied to or set off against the payment of the Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to the Lender.

20.00      EXPENSES

The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Lender (other than taxes based upon the Lender’s net income), including any recording, mortgage or intangibles taxes in connection with the Mortgage, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any taxes payable by the Lender after the Closing Date (the Borrower hereby agreeing to indemnify the Lender with respect thereto), (c) all title insurance premiums, and the reasonable fees, expenses and disbursements of the Lender’s counsel or any local counsel to the Lender incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, the making of each Advance hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the fees, expenses and disbursements of the Lender incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, and the making of each Advance hereunder (including all fees paid to the Construction Inspector, Appraisal fees, and surveyor fees) (e) all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and costs, which attorneys may be employees of the Lender and the fees and costs of consultants, accountants, auctioneers, receivers, brokers, property managers, appraisers, investment bankers or other experts retained by the Lender in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the Guarantor or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Lender’s relationship with the Borrower or the Guarantor, and (f) all reasonable fees, expenses and disbursements of the Lender incurred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings. The covenants of this Section 20.00 shall survive payment or satisfaction of payment of all amounts owing with respect to the Construction Note. The Lender shall act reasonably in incurring any costs and expenses described in this Section 20.00 which are to be paid by the Borrower.

21.00      INDEMNIFICATION

Except for gross negligence committed by Lender, the Borrower agrees to indemnify and hold harmless the Lender from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitations, (a) any brokerage, leasing, finders or similar fees, (b) any disbursement of the proceeds of any of the Advances, (c) any condition of the Project whether related to the quality of construction or otherwise, (d) any actual or proposed use by the Borrower of the proceeds of any of the Advances, (e) any actual or alleged violation of any Requirements or Project Approvals, (f) the Borrower entering into or performing this Agreement or any of the other Loan Documents or (g) with respect to the Borrower and Guarantor, their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Materials or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Materials (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefore, the Lender shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. The obligations of the Borrower under this Section 21.00 shall survive the repayment of the Construction Loan and shall continue in full force and effect so long as the possibility of such claim, action or suit exists. If, and to the extent that the obligations of the Borrower under this Section 21.00 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

22.00      LIABILITY OF THE LENDER

No action shall be commenced by the Borrower or Guarantor for any claim against the Lender under the terms of this Agreement unless written notice thereof, specifically setting forth the claim of the Borrower, shall have been given to the Lender at least fifteen (15) Business Days prior to the commencement of such action.   The liability of the Lender to the Borrower and Guarantor for any breach of the terms of this Agreement by the Lender shall not exceed a sum equal to the amount which the Lender shall be determined to have failed to Advance in consequence of a breach by the Lender of its obligations under this Agreement, together with interest thereon at the rate payable by the Borrower under the terms of the Note for Advances which the Borrower is to receive hereunder, computed from the date when the Advance should have been made by the Lender to the date when the Advance is, in fact, made by the Lender and upon the making of any such payment by the Lender to the Borrower, the same shall be treated as an Advance under this Agreement, in the same fashion as any other Advance under the terms of this Agreement.  In no event shall the Lender be liable to the Borrower and/or Guarantor, or anyone claiming by, under or through the Borrower and/or Guarantor, for any special, exemplary, punitive or consequential damages, whatever the nature of the breach of the terms of this Agreement by the Lender, such damages and claims therefore being expressly waived by the Borrower and Guarantor.

23.00      RIGHTS OF THIRD PARTIES

All conditions to the performance of the obligations of the Lender under this Agreement, including the obligation to make Advances, are imposed solely and exclusively for the benefit of the Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Lender will refuse to make Advances in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it desirable to do so. In particular, the Lender makes no representations and assumes no obligations as to third parties concerning the quality of the construction by the Borrower of the Improvements or the absence therefrom of defects.

24.00      SURVIVAL OF COVENANTS, ETC.

All covenants, agreements, representations and warranties made herein,  in the Construction Note, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or the Guarantor pursuant hereto and thereto shall be deemed to have been relied upon by the Lender, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Lender of the Advances, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Note or any of the other Loan Documents remains outstanding or the Lender has any obligation to make any Advances. All statements contained in any certificate or other paper delivered to the Lender at any time by or on behalf of the Borrower or the Guarantor pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or the Guarantor hereunder.

25.00      PARTICIPATION; ETC.

25.01    PARTICIPATIONS

The Lender may sell participations to one or more banks or other entities in all or a portion of the Lender’s rights and obligations under this Agreement and the other Loan Documents; Provided that (a) any such sale or participation shall not affect the rights and duties of the Lender hereunder to the Borrower and (b) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the right to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on the Construction Loan, extend the term or increase the amount of the Construction Loan or extend any regularly scheduled payment date for principal or interest.

25.02 PLEDGE BY THE LENDER

The Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of the Note) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C., § 341. No such pledge or the enforcement thereof shall release the Lender from its obligations hereunder or under any of the other Loan Documents.

25.03 NO ASSIGNMENT BY THE BORROWER

The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior approval of the Lender.

26.00 RELATIONSHIP

The relationship between the Lender and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

27.00 NOTICES

Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this Section 27.00 referred to as “Notice”) must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, and addressed as follows:

If to the Lender:	Berkshire Bank
31 Court Street
Westfield, MA 01085

Attn: Shaun Dwyer, Vice President

with a copy to:	Peter W. Shrair, Esquire
Cooley, Shrair, P.C.
1380 Main Street
Springfield, Massachusetts 01103

If to the Borrower:	Tradeport Development III, LLC
204 West Newberry Road
Bloomfield, CT 06002

With a copy to:	Thomas M. Daniells, Esquire
Murtha Cullina LLP
CitiPlace 1
185 Asylum Street
Hartford, CT 06103

If to Guarantor:	Griffin Land & Nurseries, Inc.
204 West Newberry Road
Bloomfield, CT 06002

With a copy to:	Thomas M. Daniells, Esquire
Murtha Cullina LLP
CitiPlace 1

185 Asylum Street
Hartford, CT 06103

Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no Notice was given shall be deemed to be receipt of the Notice sent. By giving at least thirty (30) days prior Notice thereof, the Borrower or the Lender shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

28.00 GOVERNING LAW

This Agreement and each of the other Loan Documents, except as otherwise specifically provided there in, are contracts under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of said Commonwealth (excluding the laws applicable to conflicts or choice of law).

29.00 CONSENT TO JURISDICTION

THE BORROWER AND GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY, (II) TO OBJECT TO JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS OR VENUE IN ANY PARTICULAR FORUM WITHIN THE COMMONWEALTH OF MASSACHUSETTS, AND (III) TO THE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN ACTUAL DAMAGES.  THE BORROWER AGREES THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED DIRECTED TO THE BORROWER AT THE ADDRESS SET FORTH IN SECTION 27.00 ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL BE SO MAILED. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT THE LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY COLLATERAL AND AGAINST THE BORROWER, AND AGAINST ANY PROPERTY OF THE BORROWER, IN ANY OTHER STATE. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND THE LENDER HEREUNDER OR THE SUBMISSION HEREIN BY THE BORROWER TO PERSONAL JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS.

30.00 HEADINGS

The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

31.00 COUNTERPARTS

This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

32.00 ENTIRE AGREEMENT, ETC.

The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 33.00.

33.00 CONSENTS, AMENDMENTS, WAIVERS, ETC.

Except as otherwise expressly set forth in any particular provision of this Agreement, any consent or approval required or permitted by this Agreement to be given by the Lender may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Lender. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No Advance made by the lender hereunder during the continuance of any Default or Event of Default shall constitute a waiver there of. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

34.00 TIME OF THE ESSENCE

Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower under this Agreement and the other Loan Documents and the Guarantor.

35.00 SEVERABILITY

The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

[THE REMAINDER OF THIS PAGE INTENTIONALLY ENDS HERE;

SIGNATURE PAGE TO FOLLOW]

BORROWER:	TRADEPORT DEVELOPMENT III, LLC BY
GRIFFIN LAND & NURSERIES, INC.,
ITS SOLE MEMBER

/s/Thomas M. Daniels	By:	/s/Frederick M. Danziger
Witness	Its duly authorized

/s/Thomas M. Lescalleet
Witness

GUARANTOR:	GRIFFIN LAND & NURSERIES, INC.

/s/Thomas M. Daniels	By:	/s/Frederick M. Danziger
Witness	Its duly authorized

/s/Thomas M. Lescalleet
Witness

LENDER:	BERKSHIRE BANK

/s/Peter Shrair	By:	/s/Joseph Marullo
Witness	Its duly authorized

/s/Candace Goodreau
Witness

Exhibit A

Construction Schedule

Griffin Land

304,000 SF Warehouse

Preliminary Schedule

ID	Task Name	Duration	Completion Date

1	Selection of Construction Manager	64 days	01/08/09
2	Contract Construction Manager	0 days	01/08/09
3	Design	86 days	02/08/09
4	Civil Drawings	80 days	01/30/09
5	Structural Drawings	20 days	02/09/09
6	Architectural	20 days	02/05/09
7	MEP’s	20 days	02/09/09
8	Contract — Sitework	1 day	01/05/09
9	Permits	20 days	02/09/09
10	Order long lead items	42 days	04/08/09
11	Structural Steel	8 weeks	04/08/09
12	Reinforcing rods	20 days	03/09/09

14	CONSTRUCTION	147 days	07/26/09
15	Site work	104 days	05/24/09
16	Erosion control	3 days	01/08/09
17	Cuts and fills	31 days	02/20/09
18	Prepare building sub-grade	10 days	03/06/09
19	Utilities	60 days	05/29/09
20	Site improvements	100 days	07/19/09
21	Retaining walls	20 days	04/03/09
22	Road gravel	10 days	06/01/09
23	Binder course of paving	3 days	06/03/09
24	Top course of paving	2 days	07/17/09
25	Loam and seed — Landscaping	10 days	07/15/09
26	Building Construction	108 days	07/26/09
27	Building Shell	90 days	07/05/09
28	Foundations — warehouse	20 days	03/27/09
29	Foundation insulation — warehouse	5 days	03/27/09
30	Underground plumbing & Electrical	20 days	04/10/09
31	Prep. Building slab	15 days	04/10/09
32	Building Slab on grade — warehouse	20 days	05/08/09
33	Form and cast Tilt panels	20 days	05/22/09
34	Erect tilt panels	10 days	06/05/09
35	Structural Steel, deck and joist	55 days	06/26/09
36	Masonry walls	9 days	04/23/09
37	Roofing	30 days	07/03/09
38	Rack Installation begins	0 days	07/01/09
39	O.H. doors	9 days	06/18/09
40	Windows	10 days	06/19/09
41	Painting	20 days	07/03/09

42	Interior work	51 days	07/20/09
43	Rough Fire Protection	40 days	07/10/09
44	Rough Plumbing	10 days	06/11/09
45	Rough HVAC	20 days	06/11/09

46	Rough Electrical	30 days	06/26/09
47	Loading dock equipment	10 days	07/10/09
48	Finish Fire Protection	15 days	07/24/09
49	Finish Plumbing	20 days	07/09/09
50	Finish HVAC	20 days	07/09/09
51	Finish Electrical	20 days	07/24/09
52	Inspections	14 days	07/26/09
53	Plumbing	1 day	07/10/09
54	Electrical	1 day	07/27/09
55	Fire Alarm	1 day	07/28/09
56	Building	1 day	07/29/09
57	Project Closeout	10 days	07/29/09
58	As-Built Plans and O & M’s	10 days	07/30/09
59	Punch List	10 days	07/30/09
60	Certificate of Occupancy	1 day	07/30/09
61	Certificate of Substantial Completion	0 days	07/30/09

Exhibit B

Disbursement Schedule

Cost Schedule

Tire Rack

100 International Drive

Windsor, CT

2/5/2009

Year	Month	Estimated Costs	% Complete	Lease Commission	Bank Legal	Bank Points	Other	Total	% Complete

2008	Sept.	$10,271	—					$10,271	—
	Oct.	$258,747	2%					$258,747	2%
	Nov.	$148,996	1%		$50,000			$198,996	1%
	Dec.	$12,629	—					$12,629	—
2009	Jan.	$1,131,930	8%					$1,131,930	7%
	Feb.	$1,121,881	15%	$270,550	$35,000	$180,000	$15,000	$1,622,431	10%
	Mar.	$1,271,113	24%		$15,000			$1,286,113	8%
	April	$2,824,360	43%					$2,824,360	18%
	May	$4,049,162	70%					$4,049,162	26%
	June	$2,795,035	89%					$2,795,035	18%
	July	$950,091	95%					$950,091	6%
	Aug.	$294,685	97%					$294,685	2%
	Sept.	—	—	$270,550				$270,550	2%
		$14,868,900						$15,705,000

Note:

1.              Total cost includes: environmental remediation, offsite utilities, water tank.

2.              Costs are when work is completed.

3.              In January the environmental work will require the following cash flow:

1/19/2009	$100,000
1/21/2009	$100,000
1/23/2009	$100,000
1/26/2009	$125,000
1/28/2009	$125,000
1/30/2009	$125,000
2/03/2009	$125,000
2/05/2009	$125,000
2/10/2009	$89,718
$1,014,718

Payment will be required by the receiving facility on the dates above.

Exhibit C

The Premises

That certain piece or parcel of land, with the improvements thereon, if any, situated in the Town of Windsor, County of Hartford and State of Connecticut, having a lot area of 58.455 acres and being shown as “100 INTERNATIONAL DRIVE”, ON A CERTAIN MAP ENTITLED: “REVISION TO RESUBDIVISION PLAN PREPARED FOR GRIFFIN LAND STONE RD., INTERNATIONAL DR. & RAINBOW RD. WINDSOR, CONNECTICUT SCALE: 1 IN = 200 FT DECEMBER 19, 2005 REVISION PER TOWN STAFF 1/10/06” prepared by Ed Lally and Associates, Inc., which map is on file in the Windsor town Clerk’s Office as Map No. 5212 to which reference may be had for a more particular description.

Exhibit D

Permitted Liens

1.              Real estate taxes to the Town of Windsor on the List of October 1, 2008, which taxes are not yet due and payable.

2.              Water use charges as may be due to the Metropolitan District.

3.              Terms and provisions of a Right of Way Agreement by and between American Sumatra Company and Northeastern Gas Transmission Company dated May 5, 1952 and recorded in Volume 139 at Page 386 of the Windsor Land Records.

4.              Caveat, Deferred Outlet Charge, by The Metropolitan District dated August 19, 1992 and recorded in Volume 902 at Page 265 of the Windsor Land Records.

5.              Terms and provisions of an Easement and Right of Way Agreement by and between River Bend Associates, Inc. and Tennessee Gas Pipeline Company dated September 18, 2000 and recorded in Volume 1247 at Page 519 of the Windsor Land Records.

6.              State of Connecticut Department of Transportation Traffic Investigation Report to the State Traffic Commission issued to River Bend Assoc., Inc. and Griffin Land & Nurseries, Inc. dated December 16, 2008 and recorded in Volume 1650 at Page 599 of the Windsor Land Records.

7.              Fifty (50) foot front yard setback line, 35-foot rear year setback line and 25-foot side yard setback lines, as shown on a certain survey entitled, “ALTA/ASCM LAND TITLE SURVEY PREPARED FOR TRADEPORT DEVELOPMENT III, LLC 100 INTERNATIONAL DRIVE WINDSOR< CONNECTICUT SCALE: 1IN = 100 FT FEBRUARY 3, 2009” prepared by ed lally and associates, inc.

8.              Open-End Construction Mortgage made by Tradeport Development III, LLC in favor of Berkshire Bank dated as of February 6, 2009 and recorded in the Windsor Land Records of near date therewith.

9.              Collateral Assignment of Rents and Leases between Tradeport Development III, LLC and Berkshire Bank dated as of February 6, 2009 and recorded in the Windsor Land Records of near date therewith.

10.       Unrecorded written Indenture of Lease between Tradeport Development III, LLC and The Tire Rack, Inc. dated January 9, 2009, which lease has been subordinated to the lien of the Mortgage by Subordination, Non-Disturbance and Attornment Agreement dated as of February 6, 2009.

Exhibit E

Plans and Specifications

GRIFFIN LAND
TIRE RACK DISTRIBUTION CENTER
Cutler
OVERALL FLOOR PLAN
OVERALL FLOOR PLAN
A201

GRIFFN LAND - TIRE RACK DISTRIBUTION CENTER

GRIFFIN LAND
TIRE RACK DISTRIBUTION CENTER
Cutler
PRELIMINARY
ROOF PLAN
ROOF PLAN
A202

GRIFFN LAND - TIRE RACK DISTRIBUTION CENTER

WEST ELEVATION (NORTH)
WEST ELEVATION (SOUTH)
NORTH ELEVATION
GRIFFIN LAND
TIRE RACK DISTRIBUTION CENTER
Cutler
PRELIMINARY
EXTERIOR ELEVATIONS
A301

GRIFFN LAND - TIRE RACK DISTRIBUTION CENTER

GRIFFIN LAND
TIRE RACK
DISTRIBUTION
CENTER
Cutler
EAST ELEVATION (NORTH)
EAST ELEVATION (SOUTH)
SOUTH ELEVATION
PRELIMINARY
EXTERIOR
ELEVATIONS
A302

GRIFFN LAND - TIRE RACK DISTRIBUTION CENTER

GRIFFIN LAND
TIRE RACK
DISTRIBUTION
CENTER
Cutler
PRELIMINARY
WALL SECTIONS
A303
SECTION AT OFFICE
SECTION AT DOCK

GRIFFN LAND - TIRE RACK DISTRIBUTION CENTER

GRIFFIN LAND
TIRE RACK
DISTRIBUTION
CENTER
Cutler
PLATFORM FLOOR PLAN
OFFICE FLOOR PLAN
ENLARGED FLOOR
PLANS
A401

GRIFFN LAND - TIRE RACK DISTRIBUTION CENTER

Exhibit F

Project Budget

Development Budget

Tire Rack

100 International Drive

Windsor, CT

304,200 Square Feet

	Projected Costs
	(as of 2/5/09)
	Subtotal cost	Cost/SF	Notes
BASE BUILDING COSTS

General Contract	9,183,100	30.19	Guaranteed price bid.
Site Construction	3,596,400	11.82	Includes off site utilities and FP. Excludes remediation (see Land Allocation)
Concrete	0	0.00
Masonry	0	0.00
Metals	0	0.00
Wood and Plastics	0	0.00
Thermal and Moisture Protection	0	0.00
Doors and Windows	0	0.00
Finishes	0	0.00
Specialties	0	0.00
Equipment	0	0.00
Furnishings	0	0.00
Special Construction	0	0.00
Conveying Systems	0	0.00
Mechanical	0	0.00
Electrical	0	0.00
Fees and Permits	660,000	2.17
Sub-total Base Building Costs	13,439,500	44.18

General Conditions	150,000	0.49	Cap @ 1.5% of Sub-total Base Building Costs less Fees & Permits.
Contingency	136,400	0.45	Cap @ 1% of Sub-total Base Building Costs.
Total Base Building Costs	13,725,900	45.12

LAND COSTS
Land Allocation	5,000,000	16.44	58 acre parcel. Includes land for Expansion Premises.
Site Remediation	1,143,000	3.76	Substantially incurred. Includes excavation & remediation monitoring.
Total Land Costs	6,143,000	20.19

Tire Rack	Development Budget
100 International Drive
Windsor, CT

304,200 Square Feet

	Projected Costs
	(as of 2/5/09)
	Subtotal cost	Cost/SF	Notes
LEASING COSTS

Lease Commission	541,100	1.78	As per commission agreement. Initial rent of $4.70/SF + 3% Annually.
Legal	60,000	0.20
Total Leasing Costs	601,100	1.98

FINANCING COSTS
Points	180,000	0.59	1.5 pts on $12,000,000.
Construction Interest Carry	200,000	0.66	As per CBRE draw Schedule.
Legal	50,000	0.16
Environmental	2,000	0.01	Phase 1 only. All other is provided for under Site Remediation
Bank Appraisal	6,000	0.02	As per Berkshire Bank.
Other Fees	7,000	0.02	As per Berkshire. Presumes 7 Inspections.
Total Financing Costs	445,000	1.46

TOTAL PROJECT COSTS	20,915,000	68.75

EXHIBIT G

BORROWER’S REQUISITION

BORROWER:

LENDER:

PROJECT:

LOAN AMOUNT:	$

REQUISITION NO.:

PERIOD COVERED:

Pursuant to the Construction Loan Agreement for the subject Construction Loan, the Borrower hereby authorizes and requests an Advance against the proceeds of the Construction Loan for the following purposes and the following amounts:

1.	Direct Costs incurred to the end of period covered (from Schedule I):

2.	Total Direct Costs incurred:

3.	Less amount previously advanced:

4.	Account requisitioned for period covered:

5.	Balance to complete:

6.	Total of lines 2 & 5:

7.	Indirect Costs incurred to end of period covered (from Schedule II):

Details of Direct Costs requisitioned are listed on Schedule I attached and, with respect to Direct Costs incurred under the Construction Contract, on the standard AIA form attached.

Details of Indirect Costs are listed on Schedule II attached.

In connection with and in order to induce the Lender to advance the amount requested above, and knowing that the Lender will rely thereon in doing so, the Borrower hereby represents, warrants and stipulates as follows:

1. There is existing no Event of Default and no condition or event which with the lapse of time or the giving of notice, or both, would constitute an Event of Default under, or a violation of, the Construction Loan and Security Agreement, Note, Mortgage, or any of the other Loan Documents. The Borrower has duly complied with and observed all of the terms, covenants, and conditions of each of the Loan Documents required to be performed by the Borrower to the date of this requisition, and unless the Lender is notified to the contrary prior to the disbursement of the advance requested above, will be so on the date thereof.

2. The representations and warranties of the Borrower and the Guarantor contained in the Loan Documents are true and correct on the date of this requisition, and unless the Lender is notified to the contrary prior to the disbursement of the amount requested above, will also be true and correct on the date thereof.

3. The amounts and percentages set forth on Schedules I and II attached hereto are true and correct to the best of the Borrower’s knowledge and

A. The total amount advanced under the Construction Loan after the honoring of this requisition, plus retainage held, plus the Borrower’s Required Equity Funds provided for in the Loan and Security Agreement, shall not exceed the Direct Costs incurred, plus Indirect Costs incurred; and

B. After the honoring of this requisition, the Construction Loan amount not yet advanced, less the retainage held, shall be sufficient to pay for all Direct Costs and Indirect Costs not yet paid and which will be required to complete construction of the Project and to carry the Project through the maturity date of the Construction  Loan as required or contemplated by the Loan and Security Agreement.

4. All sums previously requisitioned have been applied to the payment of the Direct and Indirect Costs heretofore incurred and the proceeds of any advance made in accordance with this request will be applied to, and solely to, payment of the Direct Costs and Indirect Costs itemized in this requisition.

5. Construction of the Project to date has in every respect been performed fully in accordance with the Plans and Specifications and the Loan and Security Agreement.

BORROWER:	TRADEPORT DEVELOPMENT III, LLC BY
GRIFFIN LAND & NURSERIES, INC.,
ITS SOLE MEMBER

By:
Witness	Its duly authorized

Witness

GUARANTOR:	GRIFFIN LAND & NURSERIES, INC.

By:
Witness	Its duly authorized

Witness

EXHIBIT G

SCHEDULE I

Direct Costs

EXHIBIT G

SCHEDULE I I

Indirect Costs

EXHIBIT H

CONTRACTOR’S REQUISITION CERTIFICATE

Application for Payment No.

TO:	____________________________________ (“Lender”)

FROM:	_______________________________
_______________________________ (“Contractor”)

RE:	(Construction of _______________________________________(the “Owner”)

We are the general contractor for the Project, and to induce Lender to advance loan proceeds to assist in funding construction of the Project and knowing that Lender will rely on this certificate in doing so, we hereby certify as follows:

1. In reference to our contract dated __________________ with Owner for construction of the Project, and the Plans and Specifications therefore, no amendments, modifications or changes have been made with respect to our contract or the Plans and Specifications except such as have had your prior written approval. There are no pending change orders except as follows:

2. Our Application for Payment No. , dated ______________,  20____ which we understand is to be included as an item in the Owner’s requisition to you, is in full compliance with the terms of our contract with Owner, and, upon the payment of same, we will have no other or additional claim (including claims for so-called “extras”) against Owner on account of our contract or otherwise for and through the period of time ending upon the date of our Application for Payment, for all labor and materials furnished by us through and including the date of our Application for Payment except as follows:

(a) retainage not exceeding five percent (5%) of the value of labor and materials incorporated into the Project and covered by applications submitted by us on account of the Project for which payment is to be made to us after substantial completion of our contract, as provided therein (the amount of said retainage, as of the end of the period covered by our Application for Payment dated ______________, 20____ is $_________ ); and

(b) [specify other claims, if any].

The Contractor’s right to the payment of any retainage is subordinate to the Lender’s right to repayment of its Loan, together with interest, by the Owner.

3. The Owner is not in default of any of the Owner’s obligations to us as of the date hereof except as follows:

4. We have paid in full all our obligations to subcontractors, workmen, suppliers and materialmen for and with respect to all labor and materials supplied through and including the date of our last Application for Payment, except for an amount equal to five  percent (5%) thereof, which we are holding in accordance with the terms of such obligations and our contract, and our subcontractors have paid their subcontractors, workmen and materialmen in full for and with respect to all labor and materials supplied through and including the date of our last Application for Payment.

5. We waive and release any and all rights to claim any lien for labor done or materials furnished up to an amount equal to the amount of our Application for Payment dated ______________, 20___,  plus the amount of all our previously funded applications.

Executed as an instrument under seal this ___ day of_________________.

CONTRACTOR:

By:
Its duly authorized

EXHIBIT  I

ARCHITECT’S REQUISITION CERTIFICATE

Application for Payment No.

TO:	______________________________________ (“Lender”)

FROM:	________________________________ (“Architect”)
________________________________
RE:	(Construction of _____________________________________ (“Owner”)

We are the Architect for the Project, and to induce Lender to advance loan proceeds to assist in funding construction of the Project and knowing that Lender will rely on this certificate in doing so, we hereby certify as follows:

1. We inspected the Project on ___________, 20____ and found the status of the Project on that date and the progress made on the Project since our last certificate to you dated _________, 20___ to be as follows:

2.  All work to date has been done in accordance with the Plans and Specifications and in a good and workmanlike manner. All materials and fixtures usually furnished and installed or stored on site at the current stage of construction have been furnished, installed or stored on site. All of the work to date is hereby approved except as follows:

3. We have examined the requisition being submitted herewith to you by Owner, which requisition includes an Application for Payment from __________________________(“Contractor”) respecting construction of the Project. The payment so applied for by Contractor does not exceed (when added to the payments heretofore applied for by and paid to Contractor) ___________percent (___%)  of the value of  materials on site, labor and materials incorporated into the Project.

4. We have been advised that as of this date there remains unexpended from the proceeds of your Construction Loan $_________ which are available to fund construction costs, from which funds to pay the aforementioned Application for Payment will be deducted. In our opinion, such unexpended portion of your loan proceeds, after deduction of funds sufficient to cover both the current Application for Payment and the standard 10 percent retainage heretofore withheld and to become due on account of previous applications, will be sufficient to pay for all construction costs reasonably required to complete the Project, provided that the amount advanced under the current application is, in fact, applied against obligations incurred for labor and materials heretofore furnished on account of construction of the Project.

5. All permits, licenses, approvals and the like required to complete construction of the Project have been validly issued by the appropriate authorities and are in full force and effect, and there is no violation of any of the provisions thereof or of any legal requirements applicable to the Project of which we have notice or knowledge as of the date hereof except as follows:

Access to and egress from the Project and all improvements to be constructed thereon are in accordance with all applicable legal requirements. Water, drainage and sanitary sewerage facilities and telephone, gas and electric services of public utilities are or are due to be installed in the locations indicated on the Plans and Specifications and are adequate to serve the Project. All necessary approvals for installation of or connection to said facilities or services have been obtained.

6. To the best of our knowledge, there are no petitions, actions or proceedings pending or threatened to revoke, rescind, alter or declare invalid any laws, ordinances, regulations, permits, licenses or approvals for or relating to the Project.

7. No amendments, modifications or changes have been made to our contract dated _____________, with Owner except such as have had your prior written approval.

8. Owner is not in default of any of Owner’s obligations to us as of the date hereof except as follows:

This certificate is rendered based on our examination of this Project, the Plans and Specifications, the data comprising the Application for Payment and all other matters which we deem relevant. We are to incur no liability under this certificate except for failure to exercise due professional skill and diligence.

Executed as a sealed instrument this ______ day of______________.

ARCHITECT:

By:
Its duly authorized

Exhibit J

Photocopy of Construction Note

CONSTRUCTION

LINE-OF-CREDIT

MAXIMUM $12,000,000.00

CONSTRUCTION NOTE

AFTER DATE, FOR VALUE RECEIVED, the Undersigned, Tradeport Development III, LLC, a Connecticut limited liability company, having a usual place of business at 204 West Newberry Road, Bloomfield, Connecticut  (the “Borrower”), promises to pay to Berkshire Bank, a Massachusetts banking corporation, (“Lender”), or order, at the Lender’s main office presently located at 31 Court Street, Westfield, Massachusetts, or at such other place as Lender may designate in writing, the maximum principal sum of Twelve Million and 00/100 Dollars ($12,000,000) or so much thereof as may be Advanced (each Advance shall be referred to as an “Advance” and all such Advances shall collectively be referred to as the “Advances”) pursuant to a Construction Loan and Security Agreement of even date herewith (“Loan Agreement”)  and incorporated by reference herein made between Borrower and Lender.  Capitalized terms not defined herein shall have the meaning given in the Loan Agreement.  The principal outstanding shall be repaid, together with interest thereon as provided in this Note as follows:

INTEREST

For the entire term of the Loan, the Loan shall bear interest at an adjustable annual rate equal to thirty (30) day LIBOR, plus Two Hundred Seventy Five (275) basis points (collectively the “Applicable Rate”).  Such adjustments shall become effective on the  1st day of each month (the “Reset Date”).  Lender shall not be required to notify Borrower of adjustments in said interest rate.   Notwithstanding the foregoing, at no time shall the Applicable Rate be less than four percent (4.00%) during the “Interest Only Period” (defined hereinafter).

Subject to, and in accordance with the provisions of this Note and the Loan Agreement, accrued and unpaid interest shall be due and payable monthly, in arrears on the first day of each month.

REPAYMENT

Principal and interest due Lender hereunder shall be payable as follows:

A.  Commencing on March 1, 2009  and thereafter on the same day of each succeeding month for a period of twelve (12) months (the “Interest Only Period”), monthly payments of interest only in arrears, calculated at the above rate of interest upon the unpaid principal hereunder.

B.  Commencing on  March 1, 2010 and thereafter on the same day of each succeeding month for a period of one hundred eight (108) months (and based upon an amortization period of twenty-five (25) years, equal monthly payments of principal in accordance with the attached amortization schedule, plus accrued interest at the above Applicable Rate.

C.  All remaining unpaid principal and all accrued interest thereon shall be due and payable in full ten (10) years from the date hereof.

Subject to the terms and conditions contained in the Loan Agreement, the amount of the Borrower’s available construction line of credit hereunder shall be subject to the terms set forth in the Loan Agreement.  This Note is the Note referred to in, and is subject to, and entitled to, the benefits of the Loan Agreement between the Borrower and the Lender.  The terms used herein which are defined in the Loan Agreement shall have their defined meanings when used herein.  The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events.

Principal sums advanced under this Note shall reduce the amount of principal available under this Note and may not be re-borrowed or re-advanced.  This Note may be prepaid only in accordance with the provisions set forth in the Loan Agreement which does contain a provision for a Prepayment Premium in accordance with Section 4.10 of the Loan Agreement.  All prepayments (with prepayment defined herein as any payment of principal in advance of its due date) shall be applied against the principal payments due hereunder in the inverse order of their maturity.

The Lender may, in its sole discretion, and notwithstanding execution of this Note by the Borrower in its stated maximum Principal Sum, act to advance lesser sums thereon to the Borrower in amounts, and at times in accordance with the Loan Agreement.

However, nothing herein shall be construed to restrict the Lender, in its sole and exclusive discretion, from making Advances in excess of the stated maximum dollar amount, without requirement of execution of additional promissory note(s), or otherwise modifying this Note, and its so doing at any time, or times, shall not waive its rights to insist upon strict compliance with the terms of this Note, the Loan Agreement, or any other instruments executed in connection with this financial transaction, at any other time, and to further rely upon all collateral secured to it for satisfaction of all obligations of the Borrower to the Lender, without exception.

Borrower agrees that the Lender may, at its sole and exclusive discretion, make loan advances to the Borrower upon verbal, or written, authority of any two of the following four individuals:

Anthony J. Galici, Thomas M. Lescalleet, Frederick M. Danziger and Kelly Poudrette ; may deliver loan proceeds by direct deposit to any demand deposit account of the Borrower with the Lender, or otherwise, as so directed; and that all such loans and advances as evidenced solely by the Lender’s books, ledgers and records shall conclusively represent binding obligations of the Borrower hereunder.

The Lender shall also record as a debit to the Borrower’s Loan Account, in accordance with its customary accounting practice, all other obligations, debts, charges, expenses, and other items properly chargeable to the Borrower; and shall credit all payments made by the Borrower on account of indebtedness evidenced by the Borrower’s Loan Account; as well as all proceeds of collateral which are finally paid to the Lender at its own office in cash or solvent credits; and other appropriate debits and credits.  The principal balance of the Borrower’s Loan Account shall reflect the amount of the Borrower’s indebtedness to the Lender from time-to-time by reason of loans and other appropriate charges hereunder.  At least once each month the Lender shall render a statement of account for the Borrower’s Loan Account which statement shall be considered correct and accepted by the Borrower and conclusively binding upon the Borrower, unless the subject of written objection received by Lender, certified mail, return receipt requested, within ten  (10) days after mailing of its statement to Borrower.

Borrower does hereby irrevocably grant to the Lender, full power and authority, at its discretion, to debit any deposit account of the Borrower with the Lender for the amount of any monthly interest owing on Borrower’s Loan Account referred to herein; for the amount of any principal reduction, or for any repayment of obligations due upon Borrower’s Loan Account which the Lender may require, all without prior notice, or demand upon the Borrower.

Any payments received by Lender with respect to this Note shall be applied first to any costs, charges, or expenses (including attorney’s fees) due Lender from the Borrower, second to any unpaid interest hereunder, and third to the unpaid Principal Sum.

If any payment required hereunder is more than ten  (10) days overdue, (in addition to the interest accruing hereunder) a late charge of five percent (5%) of the overdue payment shall be charged to the Borrower and be immediately due and payable to Lender.  Any payment having a due date falling upon a Saturday, Sunday, or legal holiday shall be due and payable on the next business day for which Lender is open for business, and interest shall continue to accrue during any such period.

If any payment received by Lender with respect to this Note shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under federal or state law, or otherwise due any party other than Lender, then the obligation for which the payment was made shall not be discharged by the payment and shall survive as an obligation due hereunder, notwithstanding the Lender’s return to the Borrower or any other party of the original of this Note or other instrument evidencing the obligation for which payment was made.

Interest hereunder shall be computed in accordance with the Loan Agreement.  Upon the occurrence of an Event of Default hereunder, interest upon the total unpaid principal hereunder shall thereafter, at Lender’s option, without notice to Borrower and until payment in full of all obligations hereunder, accrue at a rate (“Default Rate”) equal to five percent (5%) above the interest rate then in effect hereunder at the time of default.

It is not intended under this Note to charge interest at a rate exceeding the maximum rate of interest permitted to be charged under applicable law, but if interest exceeding said maximum rate should be paid hereunder, the excess shall, at Lender’s option, be (a) deemed a voluntary prepayment of principal not subject to the prepayment premium (if any) set forth herein or (b) refunded to the Borrower.

The following described property, in addition to all other collateral now or hereafter provided by the Borrower to Lender, shall secure this Note and all other present or future obligations of the Borrower to Lender: The Loan shall be secured by First Mortgage and Security Interest on the Premises known as 100 International Drive, Windsor, Connecticut (“Mortgaged Premises”), together with a collateral assignment of rents and leases.   The Lender shall also be granted a collateral assignment of all deposits, rights, licenses, permits, construction contracts, architect contracts and other governmental approvals necessary for the construction, development, use and occupancy of the Mortgaged Premises for its intended purpose.

As additional collateral for the payment and performance of this Note and all other obligations, whether now existing or hereafter arising, of the Borrower to Lender, Lender shall at all times have and is hereby granted a security interest in and right of offset against all cash, deposit balances and/or accounts, instruments, securities, or other property of the Borrower, now or hereafter in the possession of Lender, whether for safekeeping or otherwise.  This right of offset shall permit Lender at any time, after default, and without notice to the Borrower to transfer such funds or property as may be deemed by Lender to be appropriate so as to reduce or satisfy any obligation of the Borrower to the Lender.

This Note shall be in default, and all unpaid principal, interest, and other amounts due hereunder, shall, at Lender’s option, be immediately due and payable, without prior notice, protest, or demand, upon the occurrence of any one or more of the events of default (the “Events of Default”), in accordance with the terms and conditions of the Loan Agreement.  Default upon this Note shall also operate as a default upon all other Obligations of Borrower to Lender.

The Borrower (a) waives presentment, demand, notice, protest, and delay in connection with the delivery, acceptance, performance, collection, and enforcement of this Note, and (b) assents to any extension, renewal, modification, or other indulgence permitted by Lender with respect to this Note, including, without limitation, any release, substitution, or addition of co-makers, of this Note and any release, substitution, or addition of collateral securing this Note or any other obligations of the Borrower to Lender, and (c) authorizes Lender, in its sole and exclusive discretion and without notice to the Borrower, to complete this Note if delivered incomplete in any respect.

No indulgence, delay, or omission by Lender in exercising or enforcing any of its rights or remedies hereunder shall operate as a waiver of any such rights or remedies or of the right to exercise them at any later time.  No waiver of any default hereunder shall operate as a waiver of any other default hereunder or as a continuing waiver.  The Lender’s acceptance of any payment hereunder, following any default, shall not constitute a waiver of such default or of any of the Lender’s rights or remedies hereunder (including charging interest at the Default Rate), unless waived in writing by Lender.

All of the Lender’s rights and remedies hereunder and under any other loan documents, or instruments, shall be cumulative and may be exercised singularly or concurrently, at the Lender’s sole and exclusive discretion.

The Borrower agrees to pay on demand all costs and expenses, including, but not limited to, reasonable attorney’s fees, incurred by Lender in connection with the protection and/or enforcement of any of Lender’s rights or remedies hereunder, whether or not any suit has been instituted by Lender.

The word “Lender” where used herein shall mean the named payee, its successors, assigns, affiliates, and endorsees (and/or the holder of this Note if, at any time, it is made payable to bearer), all of whom this Note shall inure to their benefit as holders in due course.

The word “Borrower” where used herein includes its successors and assigns of this Note, and their respective heirs, successors, assigns, and representatives, shall be jointly and severally liable hereunder.  Any reference herein to the Borrower, is a reference to such party or parties individually as well as collectively.

The use of masculine or neuter genders hereunder shall be deemed to include the feminine, and the use of the singular or the plural herein shall be deemed to include the other, as the context may require.

The Borrower represents that the proceeds of this Note will not be used for personal, family, or household purposes and that this loan is strictly a commercial transaction.

Except as provided in clauses A, B, C, D and E, below, notwithstanding anything else to the contrary contained in this Construction Note or in any other document or instrument, the indebtedness evidenced by this Construction Note or evidenced or secured thereunder shall be non-recourse to the Borrower following the receipt of a final certificate of occupancy for the Mortgaged Premises after which  Borrower shall be liable upon the indebtedness evidence hereby or evidenced or secured thereby to the full extent (but only to the extent) of the security therefore, the same being the Mortgaged Premises and all rights, estates and interests therein or related thereto securing the payment of this Construction Note.  If an Event of Default occurs hereunder or under any of the Obligations, or in the timely and proper performance of any Obligations of Borrower thereunder, any judicial proceedings brought by Lender, or the holder hereof, against Borrower shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security, title, estates, rights and security interests now or at anytime hereafter securing the payment of this  Construction Note or the other Obligations of Borrower to Lender, and no attachment, execution or other writ of process shall be sought, issued, or levied upon any assets, properties or funds of Borrower other than the Mortgaged Premises (except as provided hereafter) and in the event of foreclosure of such liens, security, title, estates, rights or security interests, securing the payment of the Construction Note, and/or other Obligations of Borrower, no judgment for any deficiency upon the indebtedness evidenced hereby or evidenced or secured thereby shall be sought or obtained by Lender, or the holder hereof, against Borrower, unless there has occurred an Event of Default.  Borrower shall be  unconditionally liable to Lender for all of its Obligations due to Lender by reason of, or in connection with the occurrence of any of the following events:

A.  The misapplication of any insurance proceeds or condemnation awards, including, but not limited to, the failure to deliver same to Lender, any receiver or any purchaser at foreclosure, if appropriate;

B.  Following an Event of Default, the misapplication of any tenant rents or security deposits or any other refundable deposits, including, but not limited to, the failure to deliver same to Lender, any receiver or any purchaser at foreclosure, if appropriate;

C.  The misapplication of any Gross Revenues generated at or by the Mortgaged Premises after the occurrence of an Event of Default under the Loan Documents;

D.  Waste committed on the Mortgaged Premises or damage to the Mortgaged Premises as a result of the intentional misconduct or gross negligence of Borrower or the wrongful removal or destruction of any portion of the Mortgaged Premises; or

E.  Loss incurred by lender and caused by the material breach of any material representation or warranty made in connection with the Loan known by Borrower or  its Member to have been false when made or deemed made, including any material misrepresentation or inaccuracy contained in any financial statement or other document provided to the Lender pursuant to this Agreement known by Borrower or  its Member to have been false or inaccurate when provided.

THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, AND THE BORROWER SUBMITS TO THE JURISDICTION OF ITS COURTS WITH RESPECT TO ALL CLAIMS CONCERNING THIS NOTE OR ANY COLLATERAL SECURING IT.

ALL PARTIES TO THIS NOTE, INCLUDING LENDER, AND AS A NEGOTIATED PART OF THIS TRANSACTION, HEREBY EXPRESSLY WAIVE ALL RIGHTS TO TRIAL BY JURY, AS TO ALL ISSUES, INCLUDING ANY COUNTERCLAIMS, WITHOUT EXCEPTION, IN ANY ACTION OR PROCEEDING RELATING, DIRECTLY OR INDIRECTLY, TO THIS NOTE AND/OR OTHER INSTRUMENTS OR LOAN DOCUMENTS (IF ANY) EXECUTED IN CONNECTION HEREWITH.

This Note constitutes a final written expression of all of its terms and is a complete and exclusive statement of those terms.  Any modification or waiver of any of these terms must be in writing signed by the party against whom the modification or waiver is to be enforced.

The Borrower agrees to be bound by the terms of this Note and acknowledge receipt of a signed copy hereof.

[THE REMAINDER OF THIS PAGE INTENTIONALLY ENDS HERE]

Signed as a sealed instrument this 6th day of February, 2009.

TRADEPORT DEVELOPMENT III, LLC
Griffin Land & Nurseries, Inc.

/s/Thomas M. Daniels	By:	/s/Frederick M. Danziger
Witness		Its duly authorized

/s/Thomas M. Lescalleet		Frederick M. Danziger
Witness		Its President

Exhibit K

Intellectual Property

None

Exhibit L

Affiliate Transactions

None

Exhibit M

Environmental Disclosure

GEOQUEST, Inc.
February 5, 2009

Berkshire Bank

31 Court Street

Westfield, Massachusetts 01085

Re:	Soil Remediation Project
100 International Drive, Windsor, Connecticut
GeoQuest Project No. 1508

Ladies/Gentlemen:

As you are aware, GeoQuest, Inc. is currently conducting a soil remediation project on the above referenced property.  The excavation and off-site disposal of the contaminated soil is currently ongoing.  Upon the completion of the fieldwork and receipt of the laboratory analyses for the confirmation soil samples, GeoQuest will complete a final report for the project.  A copy of this report will be forwarded to Berkshire Bank for its records.

In order to comply with wetlands regulations, soil contamination on one portion of the site (a 12,000 square foot designated wetland located along the western exterior wall of the proposed site building) will remain after the current remediation project is completed.  Based on field observations, this area contains approximately 1,000 yards of contaminated soil.  The final report will include site plans depicting the location of the wetland area.  A site plan of this wetlands area is attached.

The contaminated soil remaining in the wetland area does not pose a health risk to site occupants and does not require removal in order to comply with current State or Federal regulations.

If you have any questions or would like to discuss the project in further detail, please call me at (860) 243-1757.

Very truly yours,
GEOQUEST, INC.

/s/Marc I. Casslar

Marc I. Casslar
President

Att.

3 Barnard Lane . P. O. Box 85. Bloomfield, Connecticut 06002 . (860) 243-1757 ..  Fax: (860) 243-9414

SITE LAYOUT MAP Proposed Building Area to Remain GeoQuest, inc. P.O. Box 85 Bloomfield, CT Tel: (860) 243-1757 Fax: (860) 243-9414 Site Location 100 International Drive Windsor, CT Date February 2009 Project Number 1508

Exhibit N

Missing Project Approvals

Building Permit

Exhibit O

Required Project Approvals

Building Permit

Exhibit O

Permits and Approvals

1.     Wetland/Watercourse Permit # 793A, Approved by Town of Windsor Inland Wetlands and Watercourses Commission on November 19, 2008.

2.     Determination of No Hazard to Air Navigation by Federal Aviation Administration, Air Traffic Airspace Branch, Issue Date: 01/05/2009.

3.     Connecticut Department of Environmental Protection, Water Discharge — Stormwater Permit #GSN001460.

4.     Special Use and Site Plan Revision Approvals by letter dated November 20, 2008 from the Town of Windsor Planning and Zoning Commission.

5.     State of Connecticut State Traffic Commission, STC No. 170-0812-01, Certificate No. 813-B, approved December 16, 2008.

Exhibit P

Existing Secured and Unsecured Indebtedness

None

Exhibit Q

Authority, Due Execution and Enforceability Opinion Requirements

The opinion of counsel to the Borrower and the Guarantor as to the authority, due execution and enforceability of the Loan Documents shall cover the following matters:

(a)         The due organization, valid existence and good standing of each of the Borrower and its Guarantor.

(b)         That each of the Borrower and Guarantor have all requisite power to own their property and conduct its business as now or proposed to be conducted, and to enter and perform its obligations under the Loan Documents to which it is a party.

(c)          That the Borrower and Guarantor are duly qualified to do business in the Commonwealth of Massachusetts.

(d)         That each Loan Document to which the Borrower and/or Guarantor are a party, have been duly executed and delivered to the Lender and is the valid and legally binding obligation of the Borrower and/or Guarantor enforceable in accordance with its terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights of creditors or by the discretionary nature of the remedy of specific performance.

(e)          That the Guaranty has been duly executed and delivered to the Lender and is the legal, valid, binding and enforceable obligations of the Guarantor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, moratorium or similar laws of general application affecting the rights of creditors or by the discretionary nature of the remedy of specific performance.

(f)           That the execution, delivery and performance of each Loan Document to which the Borrower or the Guarantor is a party and the transactions contemplated thereby (i) has been duly authorized by all necessary proceedings on the part of such Person; (ii) does not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any decree or judgment binding on such Person; (iii) does not conflict with any provision of the applicable organization documents or by-laws of such Person, or any indenture agreement or other instrument to which such Person is a party, or which is binding upon such Person or on any of its properties, nor will the same create any lien or security interest under or pursuant to any such indenture agreement or other instrument (other than the Security Documents); and (iv) does not require the approval or consent of, or filing with, any governmental agency or authority.

EXHIBIT R

AUTHORITY DUE EXECUTION AND ENFORCEABILITY OPINION REQUIREMENTS

The opinion of counsel to the Borrower and the Guarantor as to the authority, due execution and enforceability of the Loan Documents shall cover the following matters:

(a) The due organization, valid existence and good standing of each of the Borrower and its Guarantor.

(b) That each of the Borrower and Guarantor have all requisite power to own their  property and conduct is business as now or proposed to be conducted, and to enter and perform its obligations under the Loan Documents to which it is a party.

(c) That the Borrower and Guarantor are duly qualified to do business in the State of Connecticut.